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                                                                    EXHIBIT 4.5




UNITED STATES OF AMERICA
STATE OF TEXAS
COUNTY OF
          -----------

                     ACT OF MORTGAGE, ASSIGNMENT OF LEASES
                         AND RENTS, SECURITY AGREEMENT
                            AND FINANCING STATEMENT

                           DATED AS OF JUNE 13, 1997
                                      FROM

                      TRANSAMERICAN REFINING CORPORATION,
                              a Texas corporation
                                TIN: 76-0229632

                             (MORTGAGOR AND DEBTOR)

                                  IN FAVOR OF

                       TRANSAMERICAN ENERGY CORPORATION,
                            a Delaware corporation,
                                TIN: 76-0441642

                         (MORTGAGEE AND SECURED PARTY)

         The mailing address of the above-named Mortgagee and Secured Party is 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032, Attn:
Douglas Widlaski, Esq.; and the mailing address of Mortgagor and Debtor is 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032, Attn: Douglas Widlaski, Esq.

         THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, COVERS FUTURE ADVANCES, AND IS A FIXTURE FILING.

         ATTENTION OF RECORDING OFFICERS: This instrument is a Mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit "A" attached hereto.

                  Recorded counterparts should be returned to:

                        Firstar Bank of Minnesota, N.A.

                           ------------------------

                           ------------------------

                        Attn: Corporate Trust Department


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                ACT OF MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
                  OF LEASES AND RENTS AND FINANCING STATEMENT


         BE IT KNOWN, that on this ____ day of June, 1997, before me, the undersigned Notary Public, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, personally came and appeared Mortgagor (as hereinafter defined) who declared as follows:

         This Act of Mortgage, Security Agreement, Assignment of Leases and Rents and Financing Statement (as the same may from time to time be amended or modified and in effect, this "Mortgage") is from TRANSAMERICAN REFINING CORPORATION ("Mortgagor"), a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, having its registered office at 1300 North Sam Houston Parkway East, Suite 200, Houston, Texas 77032, appearing herein through its duly authorized representative pursuant to resolutions by the unanimous written consent of the directors of TransAmerican Refining Corporation, a certified copy which is attached hereto and is expressly made a part hereof, in favor of TRANSAMERICAN ENERGY CORPORATION, a Delaware corporation (together with its successors or assigns, "Mortgagee").

                                    RECITALS

         A. Concurrently herewith, Mortgagee has made a loan to Mortgagor in the fully accreted principal amount of $920,000,000 (the "Loan"), pursuant to and on the terms and conditions set forth in that certain Loan Agreement, dated as of June 13, 1997 (the "Loan Agreement"), by and between Mortgagor and Mortgagee.

         B. Mortgagor is entering into this Mortgage pursuant to its obligations under the Loan Agreement and for the purpose, among other things, of securing and providing for the repayment of the Loan and performance in full of the obligations of Mortgagor under the Loan Agreement.

                                   ARTICLE I
                                  Definitions

         Unless the context otherwise requires, as used in this Mortgage and all amendments, extensions, modifications, renewals, supplements or waivers hereof or hereto, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the New York Uniform Commercial Code are used herein as therein defined.

         "365(h) Election" means Mortgagor's election to treat a Property Lease as terminated under Section 365(h) of Title 11, U.S. Code or any similar Bankruptcy Law, or any


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comparable right provided under any other Bankruptcy Law, including, without limitation, the laws of the State of Louisiana, together with all rights, remedies and privileges related thereto.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Business Interruption Insurance" shall have the meaning ascribed thereto in Section 4.4 hereof.

         "Cash Equivalents" has the meaning ascribed thereto in the Loan Agreement.

         "CATOFIN(R) Unit" means that certain real property more particularly described on Exhibit "G" attached hereto and made a part hereof.

         "Collateral Account" shall have the meaning ascribed thereto in the Disbursement Agreement.

         "Company UCC Collateral" shall have the meaning ascribed thereto in the Security Agreement.

         "Construction Supervisor" shall mean Baker & O'Brien, Inc., in its capacity as construction supervisor under the Disbursement Agreement, or any subsequent construction supervisor appointed pursuant to the terms thereof.

         "Credit Facility" means a Letter of Credit or Surety Bond in respect of which the Mortgagor's reimbursement obligation is not secured by the Mortgaged Property or any part thereof.

         "Debtor" shall have the meaning ascribed thereto in Article VIII of this Mortgage.

         "Default Rate" shall mean, on any given day, the rate at which interest accrues on the Note plus 4%.

         "Disbursement Agent" shall mean Firstar Bank of Minnesota, N.A., in its capacity as disbursement agent under the Disbursement Agreement.

         "Disbursement Agreement" shall mean that certain Disbursement Agreement, of even date herewith, by and among the Construction Supervisor, the Disbursement Agent, Mortgagor and Mortgagee, as modified or amended and in effect from time to time.

         "Environmental Claim" shall mean any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without

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limitation, potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based upon or resulting from (i) the presence, threatened presence, release or threatened release into the Environment of any Hazardous Substances from or at the Mortgaged Property or (ii) the violation, or alleged violation, of any Environmental Law relating to the Mortgaged Property, or (iii) any threat to the Environment (or human health from Hazardous Substances) that is related to the Mortgagor's (or the Mortgagor's immediate predecessor in interest in the Mortgaged Property) management, use, control, ownership or operation of the Mortgaged Property, whether occurring, existing or arising prior to, or from or after, the date hereof.

         "Environmental Laws" shall mean all present or future federal, state and local laws, statutes, rules, ordinances, and regulations relating to the pollution or protection of the environment or the effect of Hazardous Substances on human health, including, without limitation laws, statutes, rules, ordinances and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. Sections 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as the same may be hereafter amended or modified.

         "Event of Default" shall have the meaning ascribed thereto in the Loan Agreement.

         "Final Disbursement Date" shall have the meaning ascribed thereto in the Disbursement Agreement.

         "Fixtures" shall have the meaning ascribed thereto in Article II hereof.

         "Force Majeure" shall mean strikes, lockouts or other labor trouble, fire or other casualty, governmental preemption in connection with a national emergency, any rule, order or regulation of any governmental agency or any department or subdivision thereof, or inability to secure materials or labor because of any such emergency, rule, order, regulation, war, civil disturbance or other emergency, cause or event unrelated to the financial capacity of Mortgagor, beyond the reasonable control of Mortgagor.

         "Governmental Authority" shall mean any Federal, state or local government or any other political subdivision thereof exercising executive, legislative, judicial, regulatory or administrative functions.


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         "Hazardous Substance" shall mean any material, waste or substance which is (i) included within the definition of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law; (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. Section 172.101 enacted as of the date hereof or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (iii) explosive, radioactive, asbestos, polychlorinated biphenyls, or oil or any petroleum product.

         "Highest Lawful Rate" shall have the meaning ascribed thereto in the Loan Agreement.

         "Hydrocarbons" shall mean oil, gas, casinghead gas, condensate, distillate, sulfur liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, gasoline, fuel, kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline iso-butane, normal butane, propane and ethane and all other minerals.

         "Impositions" shall mean all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transactions, privilege or license or similar taxes), ground rents, assessments (including, without limitation, all assessments, whether or not for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Mortgage), water rates, sewer rates, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges or other similar charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character, in respect of the Mortgaged Property and/or any Revenues (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon Mortgagor (including, without limitation, all income, franchise, single business or other taxes imposed on Mortgagor for the privilege of doing business in the State of Louisiana) or Mortgagee hereunder as a result of or with respect to its capacity as Mortgagee, the Mortgaged Property or any other collateral delivered or pledged to Mortgagee in connection with the Indebtedness, the Obligations, the Loan Documents or any part thereof, or any Revenues or any estate right, title or interest therein, or any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property or the leasing or use of all or any part thereof. The following shall not constitute Impositions, and nothing in this Mortgage shall be construed to require Mortgagor to pay: any tax, assessment, levy or charge imposed on Mortgagee in the nature of a franchise, capital levy, estate, inheritance, succession, gross receipts, income or net revenue tax.


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         "Indebtedness" shall mean all of the indebtedness, monetary liabilities and obligations set forth in clauses (A) and (B) of Section 2.1 hereof.

         "Independent Architect" shall mean an independent architect selected by Mortgagor, licensed to practice in the State of Louisiana and having at least five (5) years of relevant experience.

         "Insurance Policies" means the Construction Insurance Policies and the Refinery Insurance Policies (each as defined in Section 4.4 hereof).

         "Inventory" shall have the meaning ascribed thereto in the Loan Agreement.

         "Leasehold Estates" shall mean all of the right, title and interest of Mortgagor in and to the Mortgaged Property pursuant to the Property Leases.

         "Legal Requirements" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements.

         "Letter of Credit" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Mortgagee and entitling Mortgagee to draw thereon in New York, New York the maturity or expiration date of which does not exceed three (3) months, issued by an Eligible Institution (as defined in the Loan Agreement) except that, for purposes of this definition, an Eligible Institution must have a minimum long term unsecured rating of AA by S&P and Aa2 by Moody's.

         "Loan Documents" shall mean the Loan Agreement, the Note, this Mortgage, the Disbursement Agreement or any other document executed in connection therewith or herewith, as applicable.

         "Material Contracts" shall mean all material contracts, leases and agreements now existing or hereafter entered into with respect to (i) the Real Property or the use or operation thereof (including, without limitation, servitudes, rights of use, easements and rights of way and covenants and restrictive agreements) or the conduct of business thereon or with respect thereto, (ii) the refining of Hydrocarbons, (iii) the sale or lease of goods,
(iv) the rendering of services, or (v) the supply, output or storage of crude oil, feedstocks, refined petroleum products or other Hydrocarbons, and (vi) any other contract or agreement for which the transaction value exceeds Five Million Dollars ($5,000,000).

         "Mortgage" shall have the meaning ascribed thereto in the preamble hereof.

         "Mortgage Collateral" shall have the meaning ascribed thereto in
Article VIII hereof.


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         "Mortgaged Property" shall have the meaning ascribed thereto in
Article II hereof.

         "Mortgagee" shall have the meaning ascribed thereto in the introduction to this Mortgage.

         "Mortgagor" shall have the meaning ascribed thereto in the introduction to this Mortgage.

         "Mortgagor's Knowledge" shall mean the actual knowledge after due inquiry of any of the officers of Mortgagor including, without limitation, the Vice President of Refining and the Vice President of Engineering and Construction, and the actual knowledge of any employee of Mortgagor who reports directly to any such officer.

         "Note" shall mean that certain Promissory Note dated as of June 13, 1997 in the fully accreted principal amount of $920,000,000 by Mortgagor and payable to Mortgagee, as amended, modified, supplemented, restated, renewed, extended or increased in amount from time to time.

         "Obligations" shall mean payment of the Indebtedness together with the performance of all of the covenants, conditions and obligations of Mortgagor set forth in clauses (A) and (B) of Section 2.1 hereof.

         "Permitted Liens" shall have the meaning assigned to that term in the Loan Agreement.

         "Plans" shall mean (a) the plans and specifications prepared by or on behalf of Mortgagor pursuant to and in accordance with the Disbursement Agreement, which describe and show the proposed expansion and modification of Mortgagor's refinery and (b) a budget prepared by or on behalf of Mortgagor.

         "Proceeds" shall have the meaning ascribed thereto in Section 4.6(b) hereof.

         "Project" shall mean the expansion and modification of Mortgagor's refinery pursuant to the Plans.

         "Property Leases" shall mean (a) each of the leases and subleases listed on Exhibit "F" attached hereto, as said leases and subleases may be amended, restated, renewed or extended from time to time in the future in compliance with this Mortgage, including, without limitation, any options to purchase, extend, or renew provided for therein, and (b) any or all other lease(s) or sublease(s) with respect to the Mortgaged Property, under which Mortgagor is lessee or sublessee, as such (sub)lease(s) may be amended, restated, renewed, modified, supplemented, or extended from time to time in the future in compliance with this


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Mortgage, including any options to purchase, extend or renew provided for in such (sub)lease(s).

         "Property Lease Damage Claims" means all of Mortgagor's claims and rights to the payment of damages that may arise from the failure of the lessor under any Property Lease to perform under such Property Lease, or rejection of any Property Lease by the lessor under such Property Lease under any Bankruptcy Law.

         "Property Proceeds" shall mean all Proceeds other than proceeds of Business Interruption Insurance.

         "Real Property" shall have the meaning ascribed thereto in Article II of this Mortgage.

         "Relevant UCC" shall mean the Uniform Commercial Code in effect in any state in which any of the Collateral is located.

         "Rents" shall have the meaning ascribed thereto in the granting clauses hereof.

         "Secured Party" shall have the meaning set out in Article VIII of this Mortgage.

         "Security Agreement" shall mean that certain Security and Pledge Agreement, dated as of June 13, 1997, by and between Mortgagor and Mortgagee.

         "Taking" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, or, to the extent, if any, not prohibited by the Loan Agreement, by agreement between Mortgagor and any Governmental Authority authorized to exercise such rights, provided that such agreement shall result in Proceeds to Mortgagor in an amount not less than the fair value of the Mortgaged Property so taken, of all or part of the Mortgaged Property, or any interest therein or right accruing thereto, including any right of access, use or possession thereto or any change of grade affecting the Real Property or any part thereof.

         "Violation" shall have the meaning ascribed thereto in Section 4.18(a)(i) hereof.

                                   ARTICLE II
                            Mortgage, Deed of Trust

         1 Grant of Mortgage on Real Property and Security Interest in Personal Property. FOR THE PURPOSE OF SECURING:

         (A) the payment and performance of all covenants, conditions, liabilities and obligations contained in the Note or under or in connection with any of the other Loan


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Documents, all out-of-pocket expenses (excluding expenses representing administrative overhead) at any time and from time to time incurred by Mortgagee in connection with the administration and/or enforcement of the Loan Documents (including, without limitation, the reasonable fees, charges and disbursements of counsel employed by Mortgagee in connection therewith), and all sums due or to become due at any time and from time to time hereunder or under the Loan Documents to Mortgagee, and

         (B) all principal, accrued interest and any other sums now or hereafter owing on the Loan Documents,

Mortgagor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, has GRANTED, BARGAINED, WARRANTED, MORTGAGED, AFFECTED, HYPOTHECATED, PLEDGED, ASSIGNED, TRANSFERRED AND CONVEYED A SECURITY INTEREST, AND BY THESE PRESENTS DOES GRANT, BARGAIN, WARRANT, AFFECT, HYPOTHECATE, MORTGAGE, PLEDGE, ASSIGN, TRANSFER AND CONVEY AND GRANT A SECURITY INTEREST, for the use and benefit of Mortgagee all of Mortgagor's rights, titles, and interests in, to, under, derived from or with respect to all of the following described real and personal property, including, but not limited to, any fixtures, accessories, and/or equipment pertaining thereto, whether now owned or hereafter acquired, namely:

         All those plots, pieces or parcels of land more particularly described in Exhibit "A" annexed hereto and made a part hereof, other than the Catofin(R) Unit, together with the right, title and interest of Mortgagor, if any, in and to (i) the land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said land to the center line thereof, (ii) the air space and development rights pertaining to said land and the right to use such air space and development rights, (iii) all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining to said land, (iv) all easements now or hereafter benefiting said land and (v) all royalties, fruits and revenues appertaining to the use and enjoyment of said land, including, but without limiting the generality of the foregoing, all drainage, timber, mineral, water, oil, coal, gas and other similar rights (all of the foregoing being hereinafter collectively referred to as the "Land");

         TOGETHER with all buildings, structures, component parts, other constructions and other improvements now or hereafter attached to, or erected in or upon the Land or any component part, part or parcel thereof, including, without limitation, the refinery located on the Land (hereinafter collectively referred to as the "Improvements," and the Land together with the Improvements and the Fixtures being hereinafter collectively referred to as the "Real Property");

         TOGETHER with all servitudes, rights of use, easements, rights of way and use now or hereafter affecting the Land and/or the Improvements, including, but not limited to,


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those set forth on Exhibit "B" annexed hereto and made a part hereof, including any replacements, modifications, additions or extensions thereto or similar agreements entered into subsequent to the date hereof (as may be permitted hereunder) (collectively, the "Easements"), and all rights pertaining to the use and enjoyment of the Real Property and all Mortgagor's interests in natural resources and access to natural resources located thereat;

         TOGETHER with Mortgagor's right, title and interest in, to and under all leases, lettings, subleases, underlettings, concession agreements, rentals agreements, occupancy agreements, permits and licenses now existing or hereafter entered into affecting the Real Property or any portion thereof and/or affecting any lands adjacent to or used in connection with Mortgagor's business and operations now or hereafter conducted at the Real Property, together with any replacements, modifications or extensions thereto including, without limitation, the leases described on Exhibit "C" hereto (collectively, the "Leases") and in, to and under all deposits made or hereafter made as security under the Leases, subject to the prior legal rights under the Leases of the lessees making such deposits, and any and all guarantees, and all modifications, renewals and extensions thereof, together with any and all of the benefits, revenues, income, rents, issues and profits due or to become due or to which Mortgagor is now or hereafter may become entitled arising out of the Leases or the Real Property or any portion thereof (collectively, the "Rents");

         TOGETHER with all of Mortgagor's right, title and interest, whether now held or hereafter acquired, in and to all component parts, other constructions, pipeline systems, refinery equipment and systems, fixtures, corporeal movables, other systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances, additions, substitutions, and replacements thereof now or hereafter attached or affixed to, constituting part of or located in or upon the Land, the Improvements or any part thereof (collectively, the "Fixtures"), including, but without limiting the generality of the foregoing, all heating, lighting, incinerating, and power equipment, engines, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire-prevention, fire-extinguishing, refrigerating, ventilating, and communications apparatus, air-cooling and air-conditioning apparatus, pipelines, storage tanks and other tanks, storage holders, processing units, catalysts, cokers, crackers, distillation, cracking, desulphurizing and deasphalting systems, terminals, control houses, laboratories, experiment stations, platforms, towers, furnaces, elevators, escalators, ducts and compressors;

         TOGETHER with all drainage, mineral, water, oil, gas, timber and sewer pipes, conduits and wires, and other facilities furnishing utility or other services and other similar rights now or hereafter benefiting the Real Property or any portion thereof or appertaining thereto;

         TOGETHER with, all right, title and interest of Mortgagor, whether now owned or held or hereafter acquired, in and to (a) to the extent permitted by applicable law, the franchises, permits, licenses, certificates, approvals, consents and rights therein respecting



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the ownership, use, occupancy and/or operation of the Real Property, Easements and/or Inventory (the "Permits"), (b) the Plans, (c) all contracts and agreements relating to the Mortgaged Property, including, without limitation, the Material Contracts, and other documents, books and records related to the operation of the Mortgaged Property, (d) all consents, licenses, warranties, guaranties and building and other permits required or useful for the construction, completion, occupancy and operation of the Mortgaged Property or any portion thereof, (e) all of Mortgagor's rights under any contracts for the sale of all or any portion of the Mortgaged Property, and (f) all plans and specifications, engineering reports, land planning, maps, surveys, and any other reports, exhibits or plans and specifications used or to be used in connection with the construction, operation or maintenance of the Mortgaged Property, together with all amendments and modifications thereof; provided, however, that notwithstanding the foregoing, the Mortgaged Property shall not include the Company UCC Collateral;

         TOGETHER with, (a) all unearned premiums, accrued, accruing or to accrue under any insurance policies now or hereafter obtained by Mortgagor in connection with the Real Property and/or Easements or any portion thereof and all of Mortgagor's right, title and interest in and to all proceeds which now or hereafter may be paid under any insurance policies now or hereafter obtained by Mortgagor or any other person in connection with the loss of, or damage to, the Real Property and/or Easements or any portion thereof, together with the interest payable thereon, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, and any other insurance (other than liability insurance) now or hereafter maintained with respect to damage to or loss of the Real Property and/or Easements, together with the right to collect and receive same, and (b) all of Mortgagor's right, title and interest in and to all claims and demands in respect of, and all awards, payments and/or other compensation, together with the interest payable thereon which now or hereafter may be made with respect to the Real Property and/or Easements as a result of, (i) a taking by eminent domain, condemnation or otherwise, or (ii) any other injury to or decrease in the value of the Real Property and/or Easements or any portion thereof, in any of the foregoing circumstances described in clause (a) or (b) above to the extent of the entire amount of the Indebtedness and Obligations outstanding as of the date of Mortgagee's receipt of any such proceeds or awards, notwithstanding that the entire amount of the Indebtedness and Obligations may not be due and payable, and also to the extent of reasonable out-of-pocket attorneys' fees, charges and disbursements incurred by Mortgagee in connection with the collection of any such proceeds or awards;

         TOGETHER with all right, title and interest of Mortgagor in and to all improvements, betterments and, in the case of the Fixtures, all substitutes and replacements of, and all additions and appurtenances to, the Real Property and the Easements, and in each such case, the foregoing shall be deemed a part of the Real Property and shall become subject to the lien of this Mortgage as fully and completely, and with the same priority and effect, as though now owned by Mortgagor and specifically described herein, without any further mortgage, conveyance, assignment or other act by Mortgagor;



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         TOGETHER with any property that may from time to time hereafter, by delivery or by writing of any kind executed by or on behalf of Mortgagor, be subjected to the lien and security interest hereof by Mortgagor or by anyone authorized on Mortgagor's behalf, and Mortgagee is hereby authorized to receive the same as additional security;

         TOGETHER with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for all of the foregoing property. All the aforesaid properties, rights and interests which are hereby subjected to the lien and/or security interest of this Mortgage, together with any additions thereto which may be subjected to the lien and/or security interest of this Mortgage by means of supplements hereto or otherwise, shall hereinafter be referred to as the "Mortgaged Property."

         For purposes of Louisiana Civil Code article 3288, the maximum amount of Indebtedness secured by this Mortgage is $1,250,000,000.

         TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors and assigns forever.

                                  ARTICLE III
             Particular Warranties and Representations of Mortgagor

         Mortgagor hereby warrants and represents, as of the date hereof, to Mortgagee as follows:

         1 Title. Except for Permitted Liens, Mortgagor has good and marketable fee title, and is possessed of, each property, right, interest or estate constituting the Mortgaged Property other than the Leasehold Estates. Except for Permitted Liens, Mortgagor has good and marketable title to the Leasehold Estates and is possessed of each property, right, interest or estate constituting that portion of the Mortgaged Property comprising the Leasehold Estates. Except for Permitted Liens, this Mortgage is a valid and enforceable first lien on the Mortgaged Property. Each of the Property Leases, Leases and the Material Contracts is free from any material credit, deduction, allowance, defense, dispute, setoff, or counterclaim (other than current charges provided for in such instruments but not yet due and payable), and there is no extension or indulgence with respect thereto. The Permitted Liens do not, individually or in the aggregate, materially adversely impair Mortgagor's current use and operation of the Mortgaged Property or Mortgagor's ability to perform the Obligations now or hereafter in a timely way.

         2 Contracts. Mortgagor has delivered to Mortgagee true, correct and complete copies of all Property Leases, Leases, and Material Contracts, including all amendments and modifications, existing as of the date hereof. Mortgagor has not executed or entered into any modifications or amendments of the Property Leases, the Leases or the Material Contracts, either orally or in writing, other than written amendments that have been disclosed to Mortgagee in writing. Each of the existing Property Leases, Leases and Material Contracts is valid, binding and enforceable against Mortgagor in accordance with its respective terms (except as the enforceability thereof may be limited by Bankruptcy Laws and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at equity or at law), and except as rights to indemnity thereunder may be limited by applicable law) and is in full force and effect, and no material default on the part of any party thereto exists thereunder. To the best knowledge of Mortgagor, all amounts due and payable in accordance with the terms of each of the Property Leases, the Leases and the Material Contracts have been duly paid or provided for and the obligations to be performed under each Lease and each Material Contract have been duly performed, in all material respects in accordance with the terms of such contracts and any related agreements, and in conformity with all material Legal Requirements applicable thereto. Mortgagor has not accepted prepayments of installments of Rent under any Leases more than one month in advance of the date when the same are due, except for security deposits not in excess of one month's Rent.

         3 No Liens. Except for Permitted Liens, the Mortgaged Property is free of any and all claims, liens, charges, encumbrances, mortgages, security interests, contracts, agreements, options, preferential purchase rights or other restrictions or limitations of any nature or kind.

         4 Power and Authority. Mortgagor has the full power and legal right to bargain, grant, warrant, mortgage, affect, hypothecate, pledge, assign, transfer, convey and grant a security interest in all of the Mortgaged Property, all in the manner and form herein provided and without obtaining the waiver, consent or approval of any lessor, sublessor, governmental agency or entity or party whomsoever or whatsoever, except as already obtained and identified on Exhibit "D" annexed hereto.

         5 No Governmental Approvals. No approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this Mortgage and no such approval or consent is necessary to authorize the observance or performance by Mortgagor of the covenants herein contained.

         6 Mortgage Collateral.

              (a) Location of Mortgagor; Taxpayer Identification Number. The principal place of business of Mortgagor and Mortgagor's taxpayer identification number are accurately reflected on the face page of this Mortgage.

              (b) Ownership of Collateral. Mortgagor is the legal and beneficial owner of the Mortgage Collateral in which it is granting a security interest free and clear of any lien, except for liens created hereunder in favor of Mortgagee and Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Mortgage Collateral is on file in any recording office, except such as may have been filed in favor of Mortgagee relating to this Mortgage or the Security Agreement.

                                   ARTICLE IV
                Particular Covenants and Agreements of Mortgagor

         Mortgagor hereby covenants to and agrees with Mortgagee as follows:

         1 Payment of the Indebtedness. Mortgagor shall duly and punctually pay the principal of, interest on, and all other amounts payable in respect of the Indebtedness, including each and every Obligation owing under the terms of the Note, as the same shall become due and payable under the Note.

         2 Performance of Other Obligations. Mortgagor shall duly and punctually perform and observe all of the Obligations, including each and every Obligation owing under the Loan Documents.

         3 Operation of Mortgaged Property. So long as the Indebtedness or any part thereof remains unpaid or any of the Obligations have not been performed, at the expense of Mortgagor:

              (a) Mortgagor shall do all things necessary to keep unimpaired Mortgagor's rights and remedies in or under the Mortgaged Property and, except as otherwise permitted hereby or in the Loan Agreement, shall not (i) abandon or forfeit, surrender, release or default under any Property Lease, any Lease or any Material Contract, unless undertaken in the ordinary course of business or (ii) abandon, sell, convey, assign, lease or otherwise transfer any right, title or interest of Mortgagor under the Material Contracts or the Property Leases, or consent to any of the foregoing, directly or indirectly, without the express prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

              (b) Subject to the right of Mortgagor to contest a Legal Requirement as provided in the Loan Agreement, Mortgagor promptly shall comply with, or cause to be complied with, in all material respects, all Legal Requirements of every Governmental Authority having jurisdiction over the Mortgaged Property or the use, manner of use, occupancy, possession, operation, maintenance, alteration or restoration thereof, without regard to the nature of the work to be done or the cost of performing the same, whether foreseen or unforeseen, ordinary or extraordinary, and shall perform, or cause to be performed, all obligations, agreements, covenants, restrictions and conditions now or hereafter of record which may be applicable to the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or restoration thereof.

              (c) Mortgagor shall (i) maintain the Improvements and Fixtures and any other portion of the Mortgaged Property necessary for Mortgagor's business operations in good and effective repair, order and operating condition (reasonable wear and tear excepted); (ii) promptly make all repairs, renewals, replacements, additions and improvements to the Mortgaged Property as in Mortgagor's reasonable judgment may be necessary for the proper and advantageous conduct of Mortgagor's business operations; (iii) not commit or suffer waste with respect to the Real Property; (iv) not (other than as permitted pursuant to the Loan Agreement) demolish or remove from the Land any of the Improvements or Fixtures; (v) not make, install or permit to be made or installed, any alterations, additions, or improvements to or in the Real Property except as expressly permitted pursuant to subparagraph (e) below; (vi) own, operate, develop and maintain the Mortgaged Property, and conduct its business operations thereon, in a manner consistent with the standards of prudent operators of comparable facilities in the State of Louisiana; (vii) permit Mortgagee at all reasonable times during business hours to enter upon the Mortgaged Property for the purpose of inspecting and appraising any of the Mortgaged Property; (viii) not do any other act which would materially impair the value of the Mortgaged Property or the lien or security interest of, or title granted by, this Mortgage; (ix) not enter into any new Property Leases or Leases or any modifications or amendments of existing Property Leases or Leases, except as permitted under the Loan Agreement; and (x) promptly and diligently exercise each material right it may have under any Lease, Property Lease or Material Contract (except the right of termination).

              (d) Mortgagor shall use its best efforts to expand and modify its refinery with diligence and continuity in a good and workmanlike manner in accordance with the Plans except during the existence of delays caused by Force Majeure. Mortgagor shall use its best efforts to prevent and minimize any delays caused by Force Majeure.

              (e) Without limiting its obligations under subparagraph (d) above, Mortgagor shall not authorize, permit or make any demolition, alteration or improvement of any building included in the Mortgaged Property or any new construction on any part of the Mortgaged Property, except in conformity with the terms and conditions of the Loan Agreement, the Disbursement Agreement and this Paragraph 4.3(e).

         Unless an Event of Default shall have occurred and be continuing, Mortgagor shall have the right at all times to make or permit such alterations, improvements or new construction, structural or otherwise (collectively, "Alterations"), of or on the Real Property, to be made in all cases subject to the following conditions:

                           (i) no Alteration shall be undertaken or carried out except in conformity with all Legal Requirements, the Loan Agreement and the Disbursement Agreement;

                           (ii) the Real Property as so improved or altered, upon completion of the work, shall be of a value not less than the value of the Real Property immediately prior to the making of such Alteration;

                           (iii) all work done in connection with any Alterations shall be done promptly and in good and workmanlike manner. The work in connection with any Alteration shall be prosecuted with reasonable dispatch, delays due to Force Majeure excepted;

                           (iv) no Alteration of any kind shall be made to the Mortgaged Property which shall change the use or reduce the value of the Mortgaged Property in any material respect;

                           (v) the cost of all Alterations shall be paid promptly, so that the Mortgaged Property and Mortgagor's interest therein shall at all times be free from liens for labor or materials supplied or claimed to have been supplied to the Mortgaged Property or to Mortgagor (subject, however, to Mortgagor's right to contest in good faith pursuant to the Loan Agreement); and

                           (vi) at all times when an Alteration is in progress, Mortgagor shall maintain or cause to be maintained (A) worker's compensation insurance covering all persons employed in connection with the Alteration, in an amount at least equal to the minimum amount of such insurance required by law (unless a contractor shall self-insure and deliver to Mortgagor a certificate from the State of Louisiana stating that such contractor is self-insured); and (B) provided same is not covered in the Insurance Policies, for the mutual benefit of Mortgagor and Mortgagee, builder's risk insurance, completed value form, covering all physical loss.

              (f) Except as otherwise permitted in the Loan Agreement, Mortgagor shall perform or cause to be performed, each and all material covenants, restrictions, agreements, terms, conditions and limitations imposed upon Mortgagor or its predecessors under the Leases, the Property Leases, the Material Contracts, and any instrument or document relating thereto, and all covenants, restrictions, rights of way and use, privileges, franchises, servitudes, licenses, Easements or tenements affecting the Mortgaged Property. Mortgagor shall enforce the obligations of the lessor under each of the Property Leases so that Mortgagor may enjoy all its rights as lessee under the Property Leases. Mortgagor shall furnish to Mortgagee all information that Mortgagee may reasonably request from time to time concerning Mortgagor's compliance with the Property Leases. If any Property Lease is scheduled to expire prior to the payment in full of the Indebtedness and the performance in full of the Obligations and if Mortgagor has the right (including, without limitation, any option) to extend or renew such Property Lease, Mortgagor shall effectively exercise such right and deliver to Mortgagee proof of such exercise at least thirty (30) days before expiration of the period during which such right may be exercised. Mortgagor hereby irrevocably delegates to Mortgagee the nonexclusive authority to exercise any or all of Mortgagor's rights, including the right to give any and all notices to the lessor under each Property Lease, whether or not Mortgagor has failed to exercise any such right. Nothing in the foregoing delegation of authority shall be deemed to impose any obligation or duty upon Mortgagee.

            (g) Except for Permitted Liens, Mortgagor shall cause the Mortgaged Property and every part thereof and all Rents, income, issues, revenues, profits and other income from the Mortgaged Property, or incident to or in connection with the refining of Hydrocarbons or other minerals thereon, or the operation or development thereof, to be kept free and clear of all claims, liens, charges, mortgages, security interests, encumbrances or other restrictions or limitations of any nature or kind.

            (h) Mortgagor shall deliver, or cause to be delivered, to Mortgagee a copy of any notice, demand or other written communication and shall notify Mortgagee in writing of any other communication from any other party to any Material Contract, Lease or Property Lease relating to any alleged, potential (to the extent the same has been disclosed in writing) or actual material breach thereunder or material breach of any of the covenants, agreements, terms, or limitations thereof or purporting to terminate or in any other way materially adversely affect the rights of Mortgagor thereunder. Mortgagor shall promptly notify Mortgagee of any request that either party to a Property Lease makes for arbitration pursuant to such Property Lease and of the institution of any such arbitration. Mortgagor shall promptly deliver to Mortgagee a copy of the arbitrators' determination in each such arbitration.

              (i) Promptly after the execution of this Mortgage, and again promptly after execution of any amendment to this Mortgage, Mortgagor shall notify each of the lessors under the Property Leases of the execution and delivery of this Mortgage or such amendment, as applicable, and take all such further action as shall be appropriate to ensure that Mortgagee is entitled to all rights available to a leasehold mortgagee under each Property Lease.

              (j) Mortgagor shall not initiate, join in, or consent to any change to any provision of any Lease, Property Lease, Material Contract, covenant, right of way or use, privilege, franchise, license, servitude, Easement, tenement, zoning ordinance or other public or private restrictions where such change would materially adversely limit the uses which may be made of the Mortgaged Property or any part thereof.

              (k) Mortgagor shall not subordinate, or consent to the subordination of, any Property Lease to any mortgage encumbering the estate of the lessor under such Property Lease in the affected portion of the Mortgaged Property. Mortgagor's obligations under this Mortgage are independent of and in addition to Mortgagor's obligations under any Property

Lease. Nothing in this Mortgage shall be construed to require Mortgagor or Mortgagee to take or omit to take any action that would cause a default under any Property Lease. Mortgagor promptly shall notify Mortgagee orally after learning of the commencement of any proceeding under any Bankruptcy Law affecting the lessor under any Property Lease. Mortgagor also shall give written notice of such event to Mortgagee, which shall include any information available to Mortgagor as to the date of such filing, the court in which such petition was filed, and the relief sought in such petition. Mortgagor promptly shall deliver to Mortgagee any and all notices, summonses, pleadings, applications, and other documents that Mortgagor receives in connection with any bankruptcy of the lessor under any Property Lease and any related proceedings.

                           (l)  Treatment of Property Leases in Bankruptcy.

                           (i) If the lessor under any Property Lease rejects or disaffirms, or seeks or purports to reject or disaffirm, any Property Lease pursuant to any Bankruptcy Law, then Mortgagor shall not exercise the 365(h) Election except as otherwise provided in this paragraph. To the extent permitted by law, Mortgagor shall not suffer or permit the termination of any Property Lease by exercise of the 365(h) Election or otherwise without Mortgagee's consent. Mortgagor acknowledges that because the Property Leases are a primary element of Mortgagee's security for the Indebtedness and the Obligations, it is not anticipated that Mortgagee would consent to termination of any Property Lease. If Mortgagor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect.

                           (ii) Mortgagor hereby collaterally assigns to Mortgagee the 365(h) Election with respect to each and every Property Lease. Mortgagor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Mortgagee may use at any time to protect and preserve Mortgagee's other rights and interests under this Mortgage. Mortgagor further acknowledges that exercise of the 365(h) Election in favor of terminating any Property Lease without Mortgagee's written consent would constitute waste prohibited by this Mortgage. Mortgagor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Mortgagor under a Property Lease, and is not a property interest that Mortgagor can separate from the Property Lease under which it arises. Therefore, Mortgagor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under a Property Lease shall not be deemed to constitute Mortgagee's taking or sale of the Mortgaged Property (or any element thereof) and shall not entitle Mortgagor to any credit against the Indebtedness or the Obligations or impair Mortgagee's remedies hereunder.

                           (iii) Mortgagor acknowledges that if the 365(h) Election is exercised in favor of Mortgagor's remaining in possession under the affected Property Lease, then Mortgagor's resulting occupancy rights, as adjusted by the effect of the applicable provision or provisions of Bankruptcy Law, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

                           (iv) If the lessor under any Property Lease rejects or disaffirms such Property Lease or purports or seeks to disaffirm such Property Lease pursuant to any Bankruptcy Law, then:

(1) Mortgagor shall remain in possession of the premises or property demised under such Property Lease and shall perform all acts necessary for Mortgagor to remain in such possession for the unexpired term of such Property Lease (including all renewals), whether the then existing terms and provisions of such Property Lease require such acts or otherwise.

(2) All the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor's rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code or similar provisions of the laws of the State of Louisiana (including, without limitation, LSA-R.S. 13:3881), including all of Mortgagor's rights to remain in possession of the Mortgaged Property.

(3) Mortgagor, immediately upon learning that the lessor under any Property Lease has failed to perform the terms and provisions under such Property Lease (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Property Lease pursuant to any Bankruptcy Law), shall notify Mortgagee of any such failure to perform.

(4) Mortgagor unconditionally assigns, transfers, and sets over to Mortgagee the Property Lease Damage Claims; provided, however, that, for so long as there does not exist an Event of Default, Mortgagor shall have the right to pursue, collect and retain any such Property Lease Damage Claims. Subject to Mortgagor's rights as set forth above, this assignment constitutes a present, irrevocable, and unconditional assignment of the Property Lease Damage Claims, and shall continue in effect until the Indebtedness and the Obligations have been indefeasibly satisfied in full.

(5) If Mortgagor acquires the fee or any other interest in any of the Real Property and/or personal property covered by the Property Leases, such acquired interest shall immediately become subject to the lien of this Mortgage as fully and completely, and with the same effect, as if Mortgagor now owned it and as if this Mortgage specifically described it, without need for the delivery and/or recording of a supplement to this Mortgage or any other instrument. In the event of any such acquisition, the fee and leasehold interests in such Real Property and/or personal property (unless Mortgagee elects otherwise in writing) shall remain separate and distinct and shall not merge, notwithstanding any principle of law to the contrary.

(6) If any Property Lease is for any reason whatsoever terminated before the expiration of its term and Mortgagee or its designee shall acquire from the lessor under such Property Lease a new lease of the property leased under such Property Lease, then Mortgagor shall have no right, title or interest in or to such new lease or the estate created thereby. If, however, the Indebtedness shall have been paid in full (other than by application of proceeds from a foreclosure sale of the Mortgaged Property) and the Obligations fully performed, and Mortgagee has no further duty to disburse funds to Mortgagor under any circumstances, then Mortgagee shall convey (as Mortgagor shall direct) without warranty its right, title and interest in such new lease or estate, provided that Mortgagor simultaneously pays any taxes, fees, and expenses including, without limitation, legal fees and expenses, relating to such conveyance.

         4 Insurance.

              (a) Insurance Coverage Prior to Completion of the Project. Mortgagor shall procure and maintain in full force and effect at all times with respect to the Project policies of insurance against such perils and hazards, and in such amounts and with such limits and deductibles as prudent owners and contractors of construction projects in the State of Louisiana comparable to the Project (including, without limitation, such policies as Mortgagee may from time to time reasonably require), and in any event shall continuously maintain in full force and effect, without cost to Mortgagee, the following described policies of insurance with respect to the Project (the "Construction Insurance Policies"), the cost of which may be paid from the Disbursement Account (as defined in the Disbursement Agreement), if and to the extent permitted under the terms of the Disbursement Agreement:

                           (i) Builder's Risk Insurance. A blanket builder's risk insurance policy or policies (A) on an "all risk" basis (which insurance shall include coverage for operational testing, removal of debris, coverage for buildings, structures, boiler, turbine, machinery, equipment, facilities and other properties constituting a part of the Mortgaged Property) written on a replacement cost basis, and transit coverage, and (B) with earthquake and flood insurance coverage with a $20,000,000 minimum annual aggregate limit. All such policies may have deductibles of not greater than $10,000,000.

                           (ii) Worker's Compensation Insurance. A worker's compensation insurance policy, in such amounts as required by Legal Requirements, including employer's liability insurance for all employees of the contractors in the minimum amount of $1,000,000 per accident and in the aggregate, which policy shall include an all states endorsement, and longshoremen's and harbor workers' compensation act insurance, if applicable.

                       (iii) Commercial General and Excess Liability Insurance. Commercial general and excess liability insurance policies (including contractual liability) against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations and acts of independent contractors blanket contractual, explosion, collapse and underground coverage, broad form property damage and personal injury insurance, with a minimum aggregate limit as follows: (A) from and after the date hereof to, but not including, the date on which Hydrocarbons are first introduced into the coker unit, $75,000,000; and (B) from and after the date on which Hydrocarbons are first introduced into the coker unit, $100,000,000.

                       (iv) Comprehensive Automobile Liability Insurance. A comprehensive automobile liability insurance policy against claims of personal injury (including bodily injury and death) and property damage covering all owned, leased, non-owned and hired vehicles used in the performance of the contractor's obligations under the construction contracts (including automobile contractual liability coverage) with a $1,000,000, minimum limit per occurrence and with an excess liability policy with a minimum limit per occurrence of $4,000,000, for combined bodily injury and property damage.

                       (v) Delay-in-Start-Up Insurance. Delay-in-start-up insurance on an annual basis, in amounts not less than the projected earnings for the applicable year for those units (and only those units) coming on line during such year, before interest, income taxes, depreciation and amortization, but in no event less than an amount equal to the product of (A) the quotient of projected earnings applicable to any such unit divided by the total projected earnings for such year multiplied by (B) the amount necessary to pay the sum of
          (1) all principal and interest due and owing under the Loan Agreement for such year plus (2) fixed charges and other expenses (including, without limitation, ordinary payroll expenses) of owning, operating and maintaining the Mortgaged Property for the same period.

         (b) Insurance with respect to the Mortgaged Property. Mortgagor shall maintain in full force and effect at all times insurance against such perils and hazards, and in such amounts and with such limits and deductibles as prudent operators of like properties in the State of Louisiana maintain (including, without limitation, such policies as Mortgagee may from time to time reasonably require), and in any event shall continuously maintain in full force and effect, without cost to Mortgagee, from and after the date hereof (except as expressly set forth below) the following described policies of insurance (the "Refinery Insurance Policies", the cost of which may be paid from the Disbursement Account (as defined in the Disbursement Agreement), if and to the extent permitted under the terms of the Disbursement Agreement.

                    (i) Workers Compensation Insurance. A worker's compensation insurance policy, in such amounts as required by Legal Requirements, including employer's liability insurance for all employees of Mortgagor, with a $1,000,000 minimum limit per accident and in the aggregate where applicable (the policies with respect to which shall include an all states endorsement), and longshoremen's and harbor workers' compensation act insurance, if applicable.

                    (ii) Commercial General and Excess Liability Insurance. Commercial general and excess liability insurance policies (including contractual liability) against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations and acts of independent contractors, blanket contractual, explosion, collapse and underground coverage, broad form property damage and personal injury insurance with a minimum aggregate limit as follows: (A) from and after the date hereof to, but not including, the date on which Hydrocarbons are first introduced into the coker unit, $75,000,000; and (B) from and after the date on which Hydrocarbons are first introduced into the coker unit, $100,000,000; provided that aggregate limits of liability if written under a policy covering more than the Mortgaged Property shall apply solely to claims occurring with respect to the Mortgaged Property.

                    (iii) Comprehensive Automobile Liability Insurance. A comprehensive automobile liability insurance policy against claims for personal injury (including bodily injury and death) and property damage covering all owned, leased, non-owned and hired motor vehicles, including loading and unloading, with a $1,000,000 minimum limit per occurrence and with an excess liability policy with a minimum limit per occurrence of $4,000,000, for combined bodily injury and property damage and in the aggregate where applicable.

                    (iv) Property Insurance. "All-Risk" property coverage insuring Mortgagor's real and personal property against direct physical loss or damage, which shall include coverage for collapse, flood and earthmovement as a result of perils not otherwise excluded. Such insurance policy or policies will also be extended to include Mortgagor's property while in transit, at the locations of all newly acquired property or equipment, debris removal, demolition and increased cost of construction. The insurance for direct damage shall be the replacement value, except Mortgagor shall have the option to insure the non-operating Mortgaged Property on an "actual cash value" or a "stipulated value" basis in accordance with normal industry practice. The insurance policy may have a deductible of no greater than $10,000,000 per occurrence for direct damage; except that the deductible will not be more than $20,000,000 per occurrence for flood, earthmovement and windstorm. All deductibles shall be the sole responsibility of, and for the account of, Mortgagor.

                    (v) Boiler and Machinery Insurance. Comprehensive Boiler and Machinery insurance to cover the sudden and accidental breakdown of equipment as well as any loss of revenue that may ensue, and/or any extra expenses incurred to reduce or avert losses with respect thereto. The limit of Boiler and Machinery insurance shall be the cost to repair or replace damaged equipment in cases of property damage. The insurance policy may have a deductible of not greater than $10,000,000 per occurrence.

                    (vi) Business Interruption. Business interruption insurance ("Business Interruption Insurance") (including extra expense insurance), on an annual basis, in amounts not less than projected gross profit generated by the refinery located on the Mortgaged Property for those units that are operational (and only those units that are operational) during the applicable twelve-month period but in no event less than the amount (the "Fixed Coverage Amount") necessary to pay the sum of (A) all principal and interest due and owing under the Loan Agreement for such year plus (B) fixed charges and other expenses (including, without limitation, ordinary payroll expenses) of owning, operating and maintaining the Mortgaged Property for the same period, less the amount (the "Delay-in-Start-Up Coverage Amount") of insurance coverage provided for such year pursuant to
          Section 4.4(a)(v) hereof; provided, however, that in no event shall the sum of the Delay-in-Start-Up Coverage Amount plus the amount of insurance coverage provided for pursuant to this Section 4.4(b)(vi) be less than the Fixed Coverage Amount.

                    (vii) Performance by Mortgagee. If Mortgagor fails to procure any of the Insurance Policies, or if any renewal policy is not delivered to Mortgagee as provided in Section 4.4(c) hereof, or if any Insurance Policy is cancelled for any reason and not replaced on or prior to the date which is twenty (20) days before the last day on which coverage will be afforded under such Insurance Policy, Mortgagee may, but shall not be obligated to, procure such other policies of insurance in such amounts, and carried with such companies as it may elect, and in such event, those policies of insurance shall be included within the definition of "Insurance Policies" set forth herein. Any monies advanced by Mortgagee for insurance pursuant to this Section 4.4 shall be included in the Obligations and shall become immediately due and payable, without notice and with interest thereon, at the Default Rate until paid; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate. No such advance shall be deemed to relieve Mortgagor from any default hereunder.

                 (c) Insurance Policies. (i) All Insurance Policies shall be in form and maintained with companies and in amounts to be consented to by Mortgagee, such consent not to be unreasonably withheld or delayed. Without limiting Mortgagee's ability to approve the aforementioned, an insurance company shall not be reasonably satisfactory unless such insurance company (y) has a minimum claims paying rating of at least B+VIII or better by A.M. Best & Company or nationally recognized foreign insurance carriers acceptable to Mortgagee, whose acceptance shall not be unreasonably withheld, and (z) is licensed in or approved by the State of Louisiana. Each policy shall in addition (A) provide that there shall be no recourse against Mortgagee for payment of premiums or other amounts with respect thereto, (B) provide that at least thirty (30) days' prior written notice of cancellation, termination, material modification or non-renewal of any policy shall be given to Mortgagee by the insurer, (C) contain the agreement by Mortgagor that the proceeds of all policies shall be payable to Mortgagee and Mortgagor as their interests may appear pursuant to a non-contributing mortgagee endorsement, (D) be payable to Mortgagee and Mortgagor as their interests may appear (other than with respect to a loss by a third party) regardless of any breach or violation by Mortgagor of warranties, declarations or conditions contained in such policies, any action or inaction of the Mortgagor or others, the use of Mortgaged Property for purposes more hazardous than permitted by the terms of such policy or any foreclosure relating to the Mortgaged Property or any change in ownership of all or any portion of the Mortgaged Property, (E) waive any right of subrogation of the insurers as against Mortgagor or Mortgagee and their respective officers, employees and agents, (F) with respect to Sections 4.4(a)(i) and 4.4(b)(iv), waive any right of the insurers to any set-off or counterclaim or any other deduction, (G) in the case of commercial general and excess liability insurance policies, include a severability of interest or cross liability clause, (H) provide that the insurance be primary and not excess to or contributory to any insurance or self-insurance maintained by Mortgagor or Mortgagee, (I) name Mortgagee as additional insured on all general, excess and automobile liability policies, (J) name Mortgagee as "mortgagee" in a standard mortgagee clause in respect of all property insurance policies, and (K) provide that no claims be paid thereunder without twenty (20) days' advance written notice to Mortgagee.

              (ii) If Mortgagor receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Mortgaged Property with any insurance requirements, it shall give prompt notice thereof to Mortgagee. Mortgagor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Mortgaged Property in any manner which would make void, voidable or cancelable, or substantially increase the premium of, any insurance then in force with respect thereto.

         (d) Insurance Certificate. Mortgagor shall deliver to Mortgagee, within thirty (30) days after the close of each fiscal year, a certificate of a recognized independent insurance consultant reasonably acceptable to Mortgagee
(i) confirming that all Insurance Policies are in full force and effect and all requisite premiums have been prepaid on the date thereof, (ii) confirming the names of the companies issuing such policies, (iii) confirming the amounts and expiration date or dates of such policies, and (iv) including certificates of insurance evidencing such policies.

         (e) Not less than fifteen (15) days prior to the expiration date of any Insurance Policy, Mortgagor shall deliver to Mortgagee renewal or replacement certificates of insurance. The requirements of the preceding sentence shall apply to any separate policies of insurance taken out by Mortgagor concurrent in form or contributing in the event of loss with the Insurance Policies.

         (f) Title Insurance Policy. Concurrently herewith, Mortgagor has caused First American Title Insurance Company (the "Title Company") to deliver a commitment (the "Commitment") to issue to Mortgagee a 1992 ALTA Loan Policy of Title Insurance insuring the lien of this Mortgage (the "Title Policy") in form acceptable to Mortgagee. Mortgagor covenants and agrees to (i) use best efforts to cause the Title Company to issue the Title Policy in the form of the Commitment not more than thirty (30) days after the date hereof, (ii) cause the Title Company to issue an endorsement in the form of Exhibit "E" attached hereto (the "Datedown Endorsement") in accordance with the terms of the Disbursement Agreement from and after the date hereof to and including the Final Disbursement Date and (iii) cause the Title Company to issue a Datedown Endorsement on the first day of each calendar month from and after the Final Disbursement Date.

         5 Reserves for Impositions and Insurance Premiums.

               (a) Mortgage Escrow Accounts. Upon the occurrence and during the continuance of any Event of Default by Mortgagor hereunder, Mortgagee may at its sole election, without notice to Mortgagor, establish a segregated account (the "Mortgage Escrow Account"), into which Mortgagor shall deposit, in accordance with this Section 4.5, additional amounts sufficient to discharge the obligations of Mortgagor under Sections 4.4 and 4.7 hereof as and when they become due (such amounts, the "Mortgage Escrow Amounts"). Upon Mortgagee's election to so retain Mortgage Escrow Amounts in accordance with the foregoing, Mortgagor shall deposit in the Mortgage Escrow Account a sum sufficient to pay accrued insurance premiums (the "Premiums") for all of the Insurance Policies and Impositions assessed against the Real Property, for one (1) year or, with respect to Impositions, the tax year then in effect, as the case may be, for the number of months elapsed as of the date of such election since the last preceding installment of said Premiums or Impositions shall have become due and payable, including the month in which such last preceding installment of Premiums or Impositions became due and payable and the month in which Mortgagee makes such election. During each month thereafter, until Mortgagee shall elect that the provisions of this Section 4.5 shall no longer be applicable, Mortgagor shall deposit in the Mortgage Escrow Account with respect to the Mortgage Escrow Amounts a sum equal to one-twelfth of such Premiums and Impositions for the then-current insurance period and tax year, so that as each installment of such Premiums and Impositions shall become due and payable, Mortgagee shall have accumulated at least thirty (30) days prior to the due date a sum sufficient to pay the same. If the amount of such Premiums and Impositions has not been definitely ascertained at the time when any such monthly deposits are to be retained, Mortgagor shall deposit into the Mortgage Escrow Account Mortgage Escrow Amounts based upon the amount of such Premiums and Impositions for the preceding year, subject to adjustment as and when the amount of such Premiums and Impositions are ascertained.

              (b) Application of Amounts Held by Mortgagee. The Mortgage Escrow Amounts shall be held by Mortgagee and shall be applied by Mortgagee to the payment of the obligations in respect of which such Mortgage Escrow Amounts were paid, except upon the occurrence of an Event of Default and the acceleration of the Indebtedness and the consummation of proceedings to foreclose on any of the Mortgaged Property or a judgment in an action against Mortgagor under this Mortgage or any other Loan Document, in which case all or any portion of such Mortgage Escrow Amounts may be otherwise applied to the Indebtedness in such order or priority as Mortgagee may elect or Mortgagee may exercise any of its rights or remedies with respect to same, at law or in equity. Any Mortgage Escrow Amounts retained by Mortgagee in excess of the actual obligations for which they were retained, shall be held and applied to such obligations for the ensuing year. Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under this Mortgage or otherwise at law or in equity to pay any such amount and to add the amount so paid to the Indebtedness hereby secured.

              (c) Payment. If Mortgagee elects to retain Mortgage Escrow Amounts pursuant to this Section 4.5, Mortgagor shall deliver to Mortgagee all tax bills, bond and assessment statements, statements of Premiums, and statements for any other obligations referred to above within ten (10) days of the date the same are received by Mortgagor, and Mortgagee shall cause same to be paid when due to the extent Mortgage Escrow Amounts are available therefor.

         6 Condemnation and Insurance Proceeds.

              (a) Notice. Mortgagor will promptly notify Mortgagee and, on or before the Final Disbursement Date, the Disbursement Agent and the Construction Supervisor in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking of, or (ii) the occurrence of any casualty, damage or injury to, the Mortgaged Property or any portion thereof, the restoration of which is estimated by Mortgagor in good faith to cost more than One Million Dollars ($1,000,000). In addition, notice of any casualty, damage or loss, the restoration of which is estimated by Mortgagor in good faith to cost in excess of One Million Dollars ($1,000,000), shall set forth Mortgagor's good faith estimate of the cost of repairing or restoring such damage or destruction in reasonable detail.

              (b) Proceeds. In the event of any Taking of, or casualty or other damage or injury to, the Mortgaged Property or any portion thereof, Mortgagor's right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Mortgagor may receive or to which Mortgagor may become entitled with respect to the Mortgaged Property or any part thereof, in excess of Mortgagor's reasonable costs of collection (collectively, "Proceeds"), in connection with any such Taking, casualty or other damage or injury to the Mortgaged Property, or any part thereof, are hereby assigned to and shall be paid to Mortgagee and (i) from and after the date hereof to, but not including, the Final Disbursement Date, Mortgagee shall deposit such proceeds in the Collateral Account for disbursement in accordance with the terms of the Disbursement Agreement and
(ii) from and after the Final Disbursement Date, such proceeds shall be held by Mortgagee and disbursed in accordance with the terms hereof. Except to the extent that any Proceeds are applied to the cost of the repair, restoration and rebuilding of the Mortgaged Property, such Proceeds shall be deemed to be "Net Cash Proceeds" pursuant to Section 4.16 of the Indenture. Notwithstanding anything to the contrary set forth in this Mortgage, from and after the Final Disbursement Date, so long as no Event of Default has occurred and is continuing (i) to the extent Property Proceeds are not in excess of One Million Dollars ($1,000,000) in the aggregate (the "Threshold Restoration Amount"), then Mortgagee hereby consents to and agrees that such Property Proceeds are to be paid directly to Mortgagor to be applied to restoration of the Mortgaged Property in accordance with the terms hereof and (ii) with respect to Proceeds of Business Interruption Insurance, all amounts in excess of the amount necessary to comply with Section 2.3, Section 2.4 and Section 3.1 of the Loan Agreement shall be paid to Mortgagor. Mortgagor shall not adjust, compromise or settle any claim for insurance or Taking Proceeds in connection with a single event or series of events which is reasonably expected to be in excess of the Threshold Restoration Amount without the prior written consent of Mortgagee and, on or before the Final Disbursement Date, the Construction Supervisor. If any insurance or Taking Proceeds are received by Mortgagor, such Proceeds shall be received in trust for Mortgagee and shall be segregated from other funds of Mortgagor. From and after the Final

Disbursement Date, in the event that any Property Proceeds are in excess of the Threshold Restoration Amount, or if an Event of Default pursuant to Section 8.1(a) or Section 8.1(b) of the Loan Agreement has occurred and is continuing, then all Proceeds shall be paid over to Mortgagee to be held by Mortgagee in a segregated account, in each case to be applied or disbursed in accordance with the provisions hereof.

                           (c) Restoration. Promptly after the occurrence of
any damage or destruction to any portion of the Mortgaged Property or a Taking of a portion of the Mortgaged Property, Mortgagor shall be obligated, at its expense (whether or not Property Proceeds are sufficient for such purpose, provided Mortgagee shall make the Property Proceeds available to Mortgagor) to effect the repair, restoration and rebuilding of the Mortgaged Property to substantially the same condition such Mortgaged Property was in prior to the casualty (or in the case of a Taking, to the extent it is capable of being restored) (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the "Work") so damaged, destroyed or remaining after such Taking in compliance with all applicable Legal Requirements, insurance requirements and any applicable Property Lease (which non-compliance could or would have a material adverse effect upon the Mortgaged Property or any material portion thereof, or the utility or operation thereof), and free and clear of any and all liens except Permitted Liens, and Mortgagee shall (to the extent provided by Section 4.6(c)(2) below and, prior to the Final Disbursement Date, pursuant to the terms of the Disbursement Agreement) make the net Property Proceeds available to Mortgagor with respect to such casualty or Taking for such Work in accordance with the provisions of this Mortgage.

(1) If, pursuant to the terms of this Section 4.6, Proceeds are not deemed to be "Net Cash Proceeds" under the Loan Agreement, then Mortgagee shall make the Property Proceeds which it is holding pursuant to the terms hereof available to Mortgagor for payment of or reimbursement of Mortgagor's expenses incurred with respect to the Work, upon receipt of a certificate signed by an officer of Mortgagor stating that:

(A) there exists no continuing Event of Default which would not be cured by the Work;

(B) the estimated cost of the Work (as estimated by the Construction Supervisor, if such estimate is performed on or before the Final Disbursement Date, or by an Independent Architect, if such estimate is performed after the Final Disbursement Date) does or does not exceed the Proceeds available; and

(C) the plans and specifications require that the Work be done in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements, so that upon completion thereof, the Mortgaged Property shall be of reasonably equivalent value and general utility to the Mortgaged Property prior to the damage or destruction; provided, however, that in the case of a Taking the restoration of the Mortgaged Property shall be done to the extent reasonably practicable after taking into account the consequences of such Taking.

                  If the estimated cost of the Work exceeds the Property Proceeds, Mortgagor shall (within a reasonable period of time after receipt of such estimate) deposit with or deliver to Mortgagee either (A) Cash Equivalents or (B) a Letter of Credit, each in the amount of the excess of the estimated cost over the Proceeds available. Mortgagor shall notify Mortgagee in the event of a downgrade in the rating of such issuer of such Letter of Credit within thirty (30) days of such downgrade, in which event Mortgagee shall be entitled immediately to draw upon such Letter of Credit, unless Mortgagor shall obtain a substitute Letter of Credit from an issuer which satisfies the criteria set forth herein within thirty (30) days after Mortgagor becomes aware of such downgrade. Mortgagor shall restore all Improvements such that when they are fully restored and/or repaired such Improvements and their contemplated use shall comply in all material respects with all applicable Legal Requirements, including, without limitation, zoning, environmental and building laws, codes, ordinances and regulations.

(2) Disbursement of the Property Proceeds (if the Proceeds are in excess of the Threshold Restoration Amount) shall be made from time to time (but not more frequently than twice in any month) by the Disbursement Agent in accordance with the Disbursement Agreement, on or before the Final Disbursement Date, or thereafter, by Mortgagee, as the Work progresses upon receipt by Mortgagee and, if such disbursement occurs on or before the Final Disbursement Date, the Construction Supervisor and the Disbursement Agent (in addition to the certificate referred to in clause (1) hereof) of (i) a certificate from an officer of Mortgagor dated not more than thirty (30) days prior to the application for such payment, requesting such payment or reimbursement and setting forth the Work performed which is the subject of such request, specifying the parties which performed such Work and the actual cost thereof, and also certifying that such Work and materials are free and clear of liens other than Permitted Liens, and that the undisbursed balance of said Property Proceeds together with all amounts deposited, bonded, guaranteed or otherwise funded pursuant to clause (1) above, shall be at least sufficient to pay for the cost of completion of the Work, and (ii) a certificate of performance of the Work together with an estimate of the cost to complete the Work, which certificate shall be executed by the Construction Supervisor, if such certificate is delivered on or before the Final Disbursement Date, or by an Independent Architect, if such certificate is delivered after the Final Disbursement Date. No disbursement request for Proceeds shall be made for payment to any contractor in excess of 90% of the value of the work theretofore performed by such contractor until the substantial completion of such contractor's portion of the Work. Property Proceeds shall not be disbursed for retainage under any contract until such amount is properly payable to the contractor in question. Upon final completion of the Work final payment shall be made upon receipt by Mortgagee and, if such disbursement occurs on or before the Final Disbursement Date, the Disbursement Agent of (x) a certification as to the completion substantially in accordance with the plans and specifications, such certification to be executed by the Construction Supervisor, if such certification is delivered on or before the Final Disbursement Date, or an Independent Architect, if such certification is delivered after the Final Disbursement Date, and (y) certificate from an officer of Mortgagor as to the expiration of the period provided under the law of the State of Louisiana for the filing of mechanic's and materialmen's liens or upon delivery of final lien waivers from all appropriate parties. Mortgagee may at its option require an endorsement to its title insurance policy insuring the continued priority of the lien of this Mortgage (subject to Permitted Liens) as to all sums advanced hereunder, such endorsement to be paid for by Mortgagor. Any Property Proceeds remaining after the completion of the Work shall be deemed to be "Net Cash Proceeds" pursuant to the Loan Agreement.

(3) In the event that the certificate required by Section 4.6(c)(2) above is not delivered to Mortgagee and, if applicable, the Disbursement Agent, within twenty (20) days after notice is received by Mortgagor that Mortgagee has obtained such Property Proceeds, then all Property Proceeds with respect to the Taking of or damage or injury to the Mortgaged Property in question shall be deemed to be "Net Cash Proceeds" pursuant to the Loan Agreement.

(4) Notwithstanding anything to the contrary herein, in the event of a casualty which damages all or substantially all of the Mortgaged Property, or of a Taking of all or substantially all of the Mortgaged Property, all Proceeds received in connection with such casualty or Taking shall be applied to the Indebtedness; provided, however, that if (x) Mortgagor delivers to Mortgagee a certification that such restoration can be completed within one (1) year, and in all events, before the date which is eighteen (18) months prior to the Maturity Date, which certification shall be executed by the Construction Supervisor, if such certification is delivered on or before the Final Disbursement Date, or by an Independent Architect, if such certification is delivered after the Final Disbursement Date, and (y) Mortgagor either (A) maintains the Business Interruption Insurance in compliance with the conditions set forth in Section 4.4 or (B) deposits with or delivers to Mortgagee, as additional security until such restoration is completed, either Cash and Cash Equivalents or a Letter of Credit in commercially reasonable form, in an amount required by Mortgagee, then Mortgagor may, at its option, restore the Mortgaged Property using available Property Proceeds.

                           (d) In the event of a relocation of Prospect Road
that comports with the terms and provisions of the Loan Agreement, Mortgagee shall release from the lien of this Mortgage that portion of the Mortgaged Property that is dedicated to a government authority in connection with such relocation.

                  7 Impositions. Subject to Mortgagor's right to contest same as provided in the Loan Agreement, Mortgagor shall pay or cause to be paid, before delinquent, all Impositions and, on demand, shall furnish proof of such payment to Mortgagee.

                  8 Recording, Etc. Mortgagor shall promptly and at Mortgagor's expense record, register, deposit and file this Mortgage and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to perfect, preserve, protect and renew the lien and security interest hereof as a recorded lien on real property and fixtures and perfected security interest on personal property and fixtures, as the case may be, and the rights and remedies of Mortgagee hereunder, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of the State of Louisiana, the Relevant UCC or the laws of the United States or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest created by this Mortgage and the perfection and priority thereof.

                           (a) In the event of the passage, after the date of
this Mortgage, of any law of the jurisdiction in which the Real Property is located which shall deduct from the value of the Mortgaged Property, for purposes of taxation, any lien thereon or shall change in any way the laws for the taxation of mortgages or debts secured by mortgages or the manner of the collection of any such taxes and shall impose a tax, either directly or indirectly, on this Mortgage or any other Loan Document, then (1) Mortgagor shall deliver an opinion of reputable, independent counsel experienced in such matters to the effect that (i) Mortgagor and Mortgagee are exempt from payment of such tax, or (ii) payment of such tax in connection with this Mortgage and the Indebtedness is not required as a result of an exemption, or (iii) if there exists no such exemption, that Mortgagor shall be permitted by law to pay the whole of such tax in addition to all other payments required hereunder and under the other Loan Documents and, (2) additionally, if the opinion described in (1)(iii) above shall be received, Mortgagor shall pay such tax when the same shall be due and payable and shall agree in writing to pay such tax when thereafter levied or assessed against the Mortgaged Property and the payment of any such tax by Mortgagor would not be deemed to result in the imposition of interest under the Loan Documents in excess of the Highest Lawful Rate; provided further, however, that Mortgagor shall have the right to contest any such tax in accordance with the terms of the Loan Agreement; provided further, that in no event shall Mortgagee be obligated to pay any such tax. Mortgagor hereby agrees to indemnify, save, defend and hold harmless Mortgagee from and against any and all losses, costs, claims, liabilities, actions or causes of action, costs, expenses or other damages whatsoever (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by Mortgagee as a result of or in connection with any such tax.

                  9 Sale or Mortgage of Mortgaged Property. All properties described within this Mortgage and affected by this Mortgage are to remain so specially GRANTED, BARGAINED, WARRANTED, MORTGAGED, AFFECTED, HYPOTHECATED, PLEDGED, ASSIGNED, TRANSFERRED AND CONVEYED unto and in favor of Mortgagee until the full and final satisfaction of the Obligations. Except for Permitted Liens and as otherwise permitted by the Loan Agreement, Mortgagor shall not sell, convey, mortgage, alienate, affect, hypothecate, pledge, assign, abandon or otherwise dispose of or encumber the Mortgaged Property nor any portion thereof, nor any of Mortgagor's rights, titles, interests or estates therein without first securing the express written consent of Mortgagee, which consent may be withheld in Mortgagee's sole and absolute discretion.

                  10 Records, Statements and Reports. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor's transactions in accordance with generally accepted accounting principles.

                  11 Right of Entry and Inspection of Books. Mortgagee and the agents of Mortgagee are hereby authorized to (a) enter upon the Real Property, and all parts thereof, for the purposes of investigating and inspecting the condition and operation thereof, (b) examine the books of account, records and files of Mortgagor, and (c) discuss the affairs, finances or accounts of Mortgagor and be advised as to the same by any officer or employee of Mortgagor, all at such reasonable times during normal business hours or intervals as Mortgagee may desire, and so long as it does not unreasonably interfere with the business operations of Mortgagor.

                  12 Qualification to Do Business; Maintenance of Existence. Mortgagor shall (a) continue to be in good standing and duly qualified to transact business in the State of Louisiana and (b) maintain its corporate existence, except as otherwise permitted by the Loan Agreement.

                  13 Expenses. Mortgagor shall promptly upon demand by Mortgagee pay all reasonable costs and out-of-pocket expenses heretofore or hereafter incurred by Mortgagee (including, without limitation, reasonable attorneys' fees, charges and disbursements) in connection with the enforcement of any of Mortgagee's rights hereunder.

                  14 Further Assurances. Mortgagor shall execute and deliver such other and further instruments and shall use its best efforts to do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this instrument, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or any part thereof other than Permitted Liens or in the execution, acknowledgment or notarization of any of the Note, the Loan Agreement, this Mortgage or any other Loan Document, and (b) obtaining any necessary governmental approvals, including, without limitation, those of the State of Louisiana.

                  15 Adverse Claim. Subject to the Permitted Liens, Mortgagor shall warrant and forever defend the title to the Mortgaged Property unto Mortgagee against every person whomsoever lawfully claiming the same or any part thereof, and Mortgagor shall maintain and preserve as first priority, the lien and security interest created hereby so long as any of the Indebtedness remains unpaid or any Obligations remain unperformed. Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property, other than Permitted Liens, or upon the lien and security interest created by this Mortgage, Mortgagor agrees that it shall immediately defend such adverse claim or take appropriate action to remove such cloud at Mortgagor's expense, and Mortgagor further agrees that, after prior notice to Mortgagor, Mortgagee may take such other action as Mortgagee deems advisable to protect and preserve its interests in the Mortgaged Property, and, in such event, Mortgagor shall indemnify Mortgagee against any and all costs, reasonable attorneys' fees, charges and disbursements and other expenses which it or they may incur in defending against any such adverse claim or taking action to remove any such cloud.

                  16 Relocation of Offices. Mortgagor shall not relocate its principal place of business or chief executive office to a county or state other than that specified in Section 3.6 of this Mortgage or otherwise relocate any material portion of the personal property comprising part of the Mortgaged Property to a county or state other than that where it is presently located unless, prior to such relocation, Mortgagor (a) gives 30 days' prior written notice to Mortgagee, which notice shall include, without limitation, the name of the county and state into which such relocation is to be made and (b) prior to such relocation, executes and delivers all such additional documents, including, without limitation, the execution and delivery of appropriate financing statements, and performs all additional acts (including causing filings of public record and paying all related fees and costs) as may be necessary or advisable in order to continue and maintain the existence, perfection and priority of Mortgagee's security interest in the personal property comprising part of the Mortgaged Property so relocated.

                  17 Change in Taxpayer Identification Number. Mortgagor shall not change its taxpayer identification number to a number other than that specified in Section 3.6 of this Mortgage unless, prior to such change, Mortgagor (a) gives 30 days' prior written notice to Mortgagee and (b) prior to such change in taxpayer identification number, executes and delivers all such additional documents, including, without limitation, amendments to applicable financing statements, and performs all additional acts (including causing filings of public record and paying all related fees and costs) as may be necessary or advisable in order to continue and maintain the existence, perfection and priority of Mortgagee's security interest in the Mortgaged Property.

                  18 Representations and Covenants Relating to Hazardous Materials.

                           (a) Representations and Warranties. Mortgagor hereby
represents and warrants that, except as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof:

                                    (i) Mortgagor is not in violation of any
         Environmental Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, which violation, as defined below would have a material adverse effect on Mortgagor. "Violation," as used herein, includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization.

                                    (ii) Mortgagor has all material permits,
         licenses, approvals, rulings, variances, exemptions or other authorizations under applicable Environmental Laws to operate the Mortgaged Property as presently conducted or as reasonably anticipated to be conducted.

                                    (iii) To Mortgagor's Knowledge, Mortgagor
         has not received any communication (written or oral), whether from a Governmental Authority, citizens' group, employee or otherwise, alleging that Mortgagor is not in full compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply fully would have a material adverse effect on Mortgagor.

                                    (iv) To Mortgagor's Knowledge, there are no
         circumstances that could reasonably be expected to prevent or interfere with such full compliance in the future.

                                    (v) Without in any way limiting the
         generality of the foregoing, (A) there are no sites on the Mortgaged Property in which Mortgagor has stored (except in full compliance with Environmental Laws), disposed or arranged for the disposal of Hazardous Substances, (B) there are no underground storage tanks located on the Mortgaged Property, (C) there is no asbestos requiring abatement or any other remediation in its present condition contained in or forming a part of the Improvements, and (D) no polychlorinated biphenyls (PCBs) are used or stored on the Mortgaged Property.

                                    (vi) To Mortgagor's Knowledge, there is no
         Environmental Claim pending or threatened against Mortgagor, except where such an Environmental Claim would not have a material adverse effect on Mortgagor.

                                    (vii) To Mortgagor's Knowledge, there are
         no past or present actions, activities, circumstances, conditions, events or incidents, including without limitation, the release, emission, discharge, presence or disposal or any Hazardous Substances, that could reasonably be expected to form the basis of any Environmental Claim against Mortgagor and which Environmental Claim would have a material adverse effect on Mortgagor.

                           (b)  Environmental Remediation.

                                    (i) If any investigation, site monitoring,
         containment, cleanup, removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"),

         Mortgagor shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced as required under any applicable Environmental Law or by any Governmental Authority.

                                    (ii) All Remedial Work under Section
         4.18(b)(i) hereof shall be performed by contractors and under the supervision of a consulting engineer that is reputable and experienced for the work to be performed. If Mortgagor does not timely commence and diligently prosecute to completion the Remedial Work, Mortgagee may (but shall not be obligated to) cause such Remedial Work to be performed. Mortgagor agrees in any event to bear and shall pay or reimburse Mortgagee on demand for any and all costs and expenses (including reasonable attorneys' fees, charges and disbursements) reasonably relating to or incurred by Mortgagee in connection with performing any Remedial Work.

                           (c) Environmental Compliance. Mortgagor covenants
and agrees with Mortgagee that it shall comply with all Environmental Laws, except for such instances of non-compliance which, singly, and in the aggregate, would not have a material adverse effect on the financial condition of Mortgagor.

                           (d) Environmental Indemnification. Mortgagor shall
protect, indemnify, save, defend, and hold harmless the Mortgagee and all officers, directors, stockholders, partners, employees, successors and assigns of Mortgagee (collectively, the "Indemnified Environmental Parties") from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including, without limitation, reasonable attorneys' fees, charges and disbursements), except to the extent the same may be caused by or arise out of the gross negligence or willful misconduct of any of the Indemnified Environmental Parties, and any and all claims, suits and judgments which any Indemnified Environmental Party may suffer, as a result of or with respect to: (i) any Environmental Claim relating to or arising from the Mortgaged Property or any portion thereof; (ii) the violation of any Environmental Law in connection with the Mortgaged Property or any portion thereof; (iii) any release, spill, or the presence of any Hazardous Substances affecting the Mortgaged Property or any portion thereof; and (iv) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Mortgaged Property or any portion thereof of any Hazardous Substances, whether or not such condition was known or unknown to Mortgagor provided that in each case, Mortgagor may be relieved of its obligation under this subsection if it demonstrates, by a preponderance of the evidence, that any of the matters referred to in clauses (i) through (iv) of this Section 4.18(d) did not occur (but need not have been discovered) prior to
(x) the foreclosure of this Mortgage, (y) the delivery by Mortgagor to Mortgagee of a deed-in-lieu of foreclosure with respect to the Mortgaged Property or (z) Mortgagee's taking actual possession and control of the Mortgaged Property or any portion thereof after the occurrence of an Event of Default. Promptly after Mortgagee receives notice of the commencement of any Environmental Claim in respect of which indemnification is sought hereunder, Mortgagee shall notify Mortgagor in writing thereof; but the omission so to notify Mortgagor shall not relieve Mortgagor from any obligation hereunder provided that Mortgagor has not been materially prejudiced by such failure by Mortgagee to notify Mortgagor. In the event that an Indemnified Environmental Party becomes involved in any action, proceeding or investigation in connection with any matter which is subject to the indemnification set forth in this Section 4.18(d), Mortgagor shall periodically reimburse such Indemnified Environmental Party (upon the presentation of reasonably detailed invoices, receipts or statements) in an amount equal to its reasonable attorneys' fees, charges and disbursements and other reasonable costs and expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other fees, costs or expenses are the subject of indemnification hereunder. Notwithstanding anything to the contrary provided in this Mortgage or the other Loan Documents, the indemnification provided in this Section 4.18(d) shall be fully recourse to Mortgagor and shall be independent of, and shall survive, the discharge of the Indebtedness and the performance of the Obligations, the release of the lien created under this Mortgage, and/or the conveyance of title to the Mortgaged Property or any portion thereof to Mortgagee or any purchaser or designee in connection with a foreclosure of this Mortgage or conveyance in lieu of foreclosure.

                           (e) Environmental Matters; Inspection.

                                     (i) In the event that Mortgagee has
         reasonable grounds to believe that there exists an Environmental Event, that a Hazardous Substance is migrating to or from property adjoining the Mortgaged Property, except under conditions permitted by applicable Environmental Laws and not prohibited by this Mortgage or any other Loan Document, or that a Default exists relating to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter, and upon reasonable prior notice, Mortgagee shall have the right at all reasonable times to enter upon and inspect all or any portion of the Mortgaged Property, provided that such inspections shall not unreasonably interfere with the operation of such Mortgaged Property. Mortgagee may select a consulting engineer to conduct and prepare reports of such inspections. Mortgagor shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Mortgagee in this Section 4.18(e) shall be in addition to, and not in limitation of, any other inspection rights granted to Mortgagee under this Mortgage, and shall expressly include the right to conduct soil borings and other environmental tests or sampling, assessments and audits, subject to the prior approval of Mortgagor, which approval shall not be unreasonably withheld.

                                     (ii) Mortgagor agrees to bear and shall
         pay or reimburse Mortgagee on demand for all out-of-pocket costs and expenses (including reasonable attorneys' fees, charges and disbursements) reasonably relating to or incurred by Mortgagee in connection with the inspections and reports described in this Section 4.18(e) in the event that:

                           (x) Mortgagee has delivered to Mortgagor written
                  notice requesting an inspection and Mortgagor fails to thereafter diligently cause such inspections to be made and either (1) Mortgagee had reasonable grounds to believe, at the time any such inspection is ordered by Mortgagee, that there exists an Environmental Event or that a Hazardous Substance is migrating to or from property adjoining the Mortgaged Property, except under conditions permitted by applicable Environmental Laws and not prohibited by this Mortgage or any other Loan Document or (2) the inspections ordered by Mortgagee reveal an Environmental Event or that a Hazardous Substance (other than oil and petroleum products existing or used (A) in the ordinary course of business of the Mortgaged Property and (B) under conditions permitted by applicable Environmental Laws and not prohibited by this Mortgage or any other Loan Document) is present on, under or emanating from the Mortgaged Property or any portion thereof or is migrating to or from adjoining property; or

                           (y) an Event of Default exists at the time any such
                  inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

                           (f) Copies of Notices. Mortgagor shall promptly
provide written notice to Mortgagee of:

                                     (i) any proceeding, investigation or
         inquiry commenced by any Governmental Authority with respect to the presence of any Hazardous Substance on, under or emanating from the Mortgaged Property or any portion thereof, which might impair the value of Mortgagee's security interests under this Mortgage or any other Loan Document, or could have a material adverse affect on the condition (financial or otherwise) of Mortgagor;

                                     (ii) any proceeding, investigation or
         inquiry commenced or threatened by any Governmental Authority, against Mortgagor, with respect to the presence, suspected presence, release or threatened release of Hazardous Substances from any property not owned by Mortgagor, including without limitation, proceedings under the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., which might materially impair the value of Mortgagee's security interests hereunder, or could have a material adverse affect on the condition (financial or otherwise) of Mortgagor;

                                     (iii) all claims made or threatened by any
         person or entity against Mortgagor, or against any other party occupying the Mortgaged Property or any portion thereof, which claims become known to any of the officers of Mortgagor or the manager of the refinery located on the Real Property, relating to any loss or injury allegedly resulting from any Hazardous Substance or relating to any Violation or alleged Violation of Environmental Law which might materially impair the value of Mortgagee's security interests under this Mortgage or any other Loan Document or could have a material adverse affect on the condition (financial or otherwise) of Mortgagor;

                                     (iv) the discovery by Mortgagor of any
         occurrence or condition on the Mortgaged Property or any portion thereof or on any real property adjoining or in the vicinity of such Mortgaged Property which reasonably could be expected to lead to a material Violation with respect to such Mortgaged Property or any portion thereof or to subject the Mortgaged Property to any restriction on ownership, occupancy, transferability or use under any Environmental Law (collectively, an "Environmental Event") or which might subject Mortgagor to an Environmental Claim; and

                                     (v) the commencement and completion of any
         Remedial Work.

Within (30) thirty days after the occurrence of an Environmental Event, Mortgagor shall deliver to Mortgagee a certificate signed by an officer of Mortgagor (an "Environmental Certificate") explaining the Environmental Event in reasonable detail, setting forth to Mortgagee the estimated cost as determined at such time of remedying such Environmental Event and the proposed method of remediation and time to complete such remedy. Mortgagor shall complete such remedy as promptly as possible in the ordinary course of business.

                  Mortgagor will transmit to Mortgagee copies of any citations, orders, notices or other communications received from any person with respect to the notices described in this Section 4.18(f).

                                   ARTICLE V
                         Assignment of Leases and Rents

                  1 Assignment. (a) Mortgagor hereby absolutely and irrevocably assigns and pledges to Mortgagee, from and after the date hereof, not as additional collateral, but so as to create a present and absolute assignment as further security for the payment of the Indebtedness and the performance of the Obligations, the Leases and the Rents. Nothing contained in this Article V shall be construed to bind Mortgagee to the performance of any of the terms, covenants, conditions or agreements contained in any Lease or otherwise impose any obligation on Mortgagee, except that Mortgagee shall be accountable for any money actually received pursuant to the aforesaid assignment. Mortgagor hereby further grants to Mortgagee the right, but not the obligation, after any acceleration of the Indebtedness pursuant to the provisions of the Loan Agreement or any other Loan Document, to (i) enter upon and take possession of the Mortgaged Property for the purpose of collecting the Rents, (ii) terminate, in accordance with applicable law, any lessee defaulting in making any payment due to Mortgagee under any Lease or defaulting in the performance of any of its other obligations under its Lease, (iii) enter into leases affecting the Mortgaged Property or any portion thereof, (iv) apply the Rents on account of the Indebtedness and (v) perform such other acts as Mortgagee is entitled to perform pursuant to this Mortgage, the Loan Agreement or any other Loan Document. Such assignment and grant shall continue in effect until the entire amount of the Indebtedness shall be paid in full and all of the Obligations shall be fully performed in accordance with this Mortgage and the other Loan Documents, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Mortgagee after any acceleration of the Indebtedness pursuant to the provisions of the Loan Documents, pursuant to such grant, whether or not the Mortgaged Property shall have been sold pursuant to a foreclosure sale or otherwise and without applying for a receiver. Mortgagee, however, grants Mortgagor, not as a limitation or condition hereof, but as a personal covenant available only to Mortgagor and its successors and not to any lessee or other person, a license, automatically revoked without further action by Mortgagee upon the occurrence of an Event of Default, to collect all of the Rents and to retain, use and enjoy the same. If such license is so automatically revoked upon an Event of Default, such license shall automatically be reinstated (subject to further revocation as provided above) at such time as such Event of Default shall have been cured. So long as such license remains in effect, Mortgagee shall not exercise any of the rights or powers granted by Mortgagor to Mortgagee pursuant to this Article V. In the event of any Event of Default, Mortgagor shall pay monthly, in advance, to Mortgagee, upon Mortgagee's entry into possession pursuant to the foregoing grant, or to any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of the Real Property and, upon the failure of Mortgagor to make any such payment, Mortgagor shall vacate and surrender the possession of the Real Property to Mortgagee or to such receiver, and upon Mortgagor's failure to so vacate and surrender, Mortgagor may be evicted by summary proceedings. Mortgagee shall be entitled to all benefits afforded by La. R.S. 9:4401. The maximum amount of the Obligations secured hereby is One Billion Two Hundred Fifty Million Dollars ($1,250,000,000), which Obligations may be outstanding at any time, from time to time.

                           (b) Upon notice and demand, Mortgagor shall execute,
acknowledge and deliver to Mortgagee, or shall cause to be executed, acknowledged and delivered to Mortgagee, in form reasonably satisfactory to Mortgagee, but governed by this Mortgage, an assignment confirmatory of the general assignment, provided in this Article V of Mortgagor's interest in any Lease. Mortgagor shall pay to Mortgagee the reasonable expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument.

                           (c) Mortgagor shall furnish to Mortgagee, within
thirty (30) days after a request by Mortgagee, a written statement containing the names of all lessees under the Leases, the terms of their respective Leases, the space occupied and the rentals payable thereunder.

                           (d) Mortgagor shall deliver to Mortgagee, within
thirty (30) days after a request by Mortgagee, a non-disturbance, attornment and subordination agreement from all tenants under any Leases now or hereafter in effect.

                  2 Application of Proceeds. Any and all Rents, payments and sale proceeds received by Mortgagee pursuant to Section 5.1 hereof shall be placed in a segregated cash collateral account with Mortgagee and on the first day of each month applied as follows:

         First: To the payment and satisfaction of all costs and expenses incurred in connection with the collection of such proceeds or otherwise due to Mortgagee hereunder; and

         Second: then in accordance with the provisions of Section 7.9 below.

                  3 No Liability of Mortgagee in Collecting. Mortgagee is hereby absolved from all liability for failure to enforce collection of any Rents or proceeds so assigned and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received. Mortgagee shall have the right, at its election, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee and/or Mortgagor, with all reasonable costs, expenses and attorneys' fees, charges and disbursements incurred in connection therewith being paid by Mortgagor.

                  4 Assignment Not a Restriction on Mortgagee's Rights.
Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment in full of the Indebtedness, regardless of whether the proceeds assigned by this Article V are sufficient to pay the same, and the rights under this Article V shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.

                  5 Indemnity. Mortgagor agrees to indemnify, defend and hold Mortgagee harmless from and against all claims, actions, liabilities, judgments, costs, attorneys' fees, charges and disbursements or other charges of whatsoever kind or nature (including, without limitation, amounts paid in settlement, court costs and the fees, charges and disbursements of counsel incurred in connection with any investigation, litigation or other proceeding) (all hereinafter in this Section 5.5 called "Claims") made against or incurred by Mortgagee as a consequence, either before or after the payment in full of the Indebtedness and performance in full of the Obligations, provided, however, that Mortgagor shall not be liable for any of the foregoing to the extent that they are caused by the gross negligence or willful misconduct of Mortgagee, arising out of or in connection with the acceptance or administration of the interest created by this Mortgage or the enforcement of remedies hereunder or under the other Loan Documents, including, without limitation, the out-of-pocket costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder or under the other Loan Documents. Mortgagee shall have the right to defend against any such Claims, employing attorneys therefor, and unless furnished with reasonable indemnity, Mortgagee shall have the right to pay or compromise and adjust all such Claims. Mortgagor shall indemnify and pay to Mortgagee any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against Mortgagee. The obligations of Mortgagor as hereinabove set forth in this
Section 5.5 shall survive the release of this Mortgage.

                                   ARTICLE VI
                Remedies upon Occurrence of an Event of Default

                  If an Event of Default shall occur and be continuing, then Mortgagee may proceed to enforce its rights hereunder.

                                  ARTICLE VII
                            Enforcement of Remedies

                  1 Remedies. Upon the occurrence of an Event of Default, it shall be lawful for Mortgagee, and Mortgagee is hereby authorized by Mortgagor, without making a demand or putting in default (a putting in default being expressly waived), to cause all and singular the Mortgaged Property to be seized and sold by executory or ordinary process, at Mortgagee's sole option, with or without appraisement (appraisement being expressly waived), either as an entirety or in lots or parcels, all as Mortgagee may determine, to the highest bidder for cash (or such other terms as Mortgagee may elect), and otherwise exercise the rights, powers and remedies provided for herein and under applicable law. Mortgagee is hereby appointed agent and attorney-in-fact for Mortgagor and is hereby authorized and empowered to carry out and enforce all incorporeal rights pledged by Mortgagor hereunder. This power, being coupled with an interest, is irrevocable so long as any of the Indebtedness remains outstanding.

                  2 Rights of Mortgagee with Respect to Personal Property Constituting a Part of the Mortgaged Property. Upon the occurrence of an Event of Default, Mortgagee shall have all rights and remedies granted by law, and particularly by the Relevant UCC, including, but not limited to, (i) the right to proceed as to both the real and the personal property covered hereby in accordance with Mortgagee's rights and remedies in respect of the Real Property and (ii) the right to take possession of all personal property constituting a part of the Mortgaged Property, and for this purpose Mortgagee may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. Mortgagee may require Mortgagor to assemble such personal property and make it available to the Trustee at a place to be designated by Mortgagee which is reasonably convenient to all parties. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first class mail, postage pre-paid, to Mortgagor at the address shown below the signatures at the end of this Mortgage at least ten (10) business days before the time of the sale or disposition.

                  3 Rights of Mortgagee with Respect to Fixtures Constituting a Part of the Mortgaged Property. Upon the occurrence of an Event of Default, Mortgagee may, to the extent permitted by applicable law, elect to treat the Fixtures as either real property collateral or personal property collateral and proceed to exercise such rights as apply to such type of collateral.

                  4 Judicial Proceedings. Upon the occurrence of an Event of Default, Mortgagee, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, the right to (i) proceed on a suit or suits for a deficiency judgment following a foreclosure under this Mortgage, and (ii) bring an action on the Notes prior to and/or in the absence of a foreclosure under this Mortgage.

                  5 Possession of the Mortgaged Property. It shall not be necessary for Mortgagee to have physically present or constructively in its possession at any sale held by Mortgagee or by any court, receiver or public officer any or all of the Mortgaged Property, and Mortgagor shall deliver to the purchaser at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and, if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

                           (a) If the Indebtedness shall have been declared due
and payable in accordance with the provisions of the Loan Agreement, then the license granted pursuant to Article V hereof shall be automatically revoked, without further action by Mortgagee, without releasing Mortgagor from any Obligations under this Mortgage, and without waiving any Event of Default, and Mortgagee may enter upon and take possession of the Mortgaged

Property or any portion thereof, either personally or by its agents, nominees or attorneys, and dispossess Mortgagor and its agent and servants therefrom and, thereupon, Mortgagee, through a receiver or otherwise, may (A) use, manage and operate the Mortgaged Property and (B) exercise any rights and powers Mortgagor may have with respect to the Mortgaged Property, including, but without limiting the generality of the foregoing, the right to make, cancel, enforce or modify Leases, obtain and evict lessee, establish or change the amount of any Rents and the manner of collection thereof and perform any acts which Mortgagee deems proper, in its sole discretion, to protect the security of this Mortgage. After deduction of all reasonable costs and expenses of operating and managing the Mortgaged Property, including, but without limiting the generality of the foregoing, attorneys' fees, costs and disbursements, administration expenses, management fees, brokers' commissions, satisfaction of liens on any of the Mortgaged Property, payment of Impositions, claims and insurance premiums, invoices of persons who may have supplied goods and services to or for the benefit of any of the Mortgaged Property and all costs and expenses of the maintenance, repair, restoration, Alteration or improvement of the Mortgaged Property, Mortgagee may apply the Rents received by Mortgagee to payment of the Indebtedness or performance of the Obligations. Mortgagee may apply the Rents received by Mortgagee to the payment of any or all of the foregoing in such order and amounts and Mortgagee, in its sole discretion, may elect. Mortgagee may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and the obligations of the lessees enforced and Mortgagee may waive or fail to enforce any right or remedy of the lessor under any lease.

                           (b) If the Indebtedness shall have been declared due
and payable in accordance with the provisions of the Loan Agreement, then Mortgagee may disaffirm and cancel any Lease which is subordinate to the lien of this Mortgage affecting the Mortgaged Property or any portion thereof at any time during the period that it is exercising its remedies under this Article VII even though Mortgagee shall have enforced such Lease, collected Rents thereunder or taken any action that might be deemed by law to constitute an affirmance of such Lease. Such disaffirmance shall be made by notice addressed to the lessee at the address of the lessee as may be set forth in such Lease.

                  6 Certain Aspects of a Sale. Mortgagee and its agents, representatives, successors or assigns, shall have the right to become the purchaser at any sale hereunder, and Mortgagee shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Notes after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein.

                  7 Receipt of Purchaser. Upon any sale, whether made under the Relevant UCC, the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of Mortgagee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his, her or their purchase money, and such purchaser or purchasers, his, her or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt of Mortgagee or of such officer therefor, be obliged to see to the application of such purchase money or be in anywise answerable for any loss, misapplication or non-application thereof.

                  8 Effect of Sale. Any sale or sales of the Mortgaged
Property or any part thereof, whether under the Relevant UCC, the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Mortgagor of, in and to the Mortgaged Property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, and Mortgagor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor's successors or assigns. Nevertheless, Mortgagor, if requested by Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

                  9 Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the Relevant UCC, the power of sale herein granted and conferred or by virtue of judicial proceedings, whose application has not elsewhere herein been specifically provided for, shall be applied as follows:

         First: to the payment of all expenses incurred by Mortgagee incident to the enforcement of this Mortgage, the Note or any of the Indebtedness including, without limiting the generality of the foregoing, all expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and as well, court costs, compensation of agents and employees and attorneys' fees, charges and disbursements;

         Second: to the payment of all other costs, charges, expenses, liabilities and advances incurred or made by Mortgagee under this Mortgage, the Note or any other Loan Document or in executing any trust or power hereunder;

         Third: to the payment of the Note and any other Indebtedness (other than Indebtedness described in "First" and "Second" above), with interest to the date of such payment, in such order and manner as set forth in the Loan Agreement; and

         Fourth: any surplus thereafter remaining shall be paid to Mortgagor or Mortgagor's successors or assigns, as their interests shall appear.

                  10 Mortgagor's Waiver of Rights of Marshalling, etc. In addition to those waivers set forth in Section 7.14 hereof, Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor shall not at any time insist upon or plead or in any manner whatever claim the benefit of any stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for Mortgagor and all who may claim by, through or under Mortgagor, to the maximum extent that Mortgagor or those claiming by, through or under Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, waives, to the maximum extent that Mortgagor or those claiming by, through or under Mortgagor now or hereafter lawfully may do so, any and all right to have any of the Mortgaged Property marshalled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. If any law in this Section 7.10 referred to and now in force, of which Mortgagor or Mortgagor's successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of this Mortgage or to preclude the operation or application of the provisions of this Section 7.10.

                  11 Costs and Expenses. All costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Mortgagee in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee and shall draw interest at an annual rate equal to the Default Rate until paid, all of which shall constitute a portion of the Indebtedness; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate.

                  12 Keeper. Upon the occurrence of an Event of Default, in addition to all other rights herein conferred on Mortgagee, Mortgagor hereby expressly designates Mortgagee, or any agents, servants, employees or other person named by Mortgagee at that time, as "Keeper" of each and all the Mortgaged Property pending the judicial sale thereof, with all the powers set forth in La. R.S. 9:5131 et seq. (as hereinafter amended). All reasonable costs, expenses and liabilities of every character incurred by Mortgagee in connection with managing, operating and maintaining the Mortgaged Property, as Keeper, shall constitute a demand obligation owing by Mortgagor to Mortgagee. All such costs, expenses and liabilities shall constitute a portion of the Indebtedness secured by this Mortgage. The Keeper shall be entitled to receive as compensation in excess of such costs, expenses and liabilities, a reasonable amount to be fixed by the court based upon the Keeper's activities any amounts expended in connection with the management, operation and maintenance of the Mortgaged Property. The designation of a Keeper made herein shall not be deemed to require Mortgagee to provoke the appointment of such a Keeper.

                  13 Operation of Property by Mortgagee. Upon the occurrence of an Event of Default and in addition to all other rights herein conferred on Mortgagee, Mortgagee (or any person, firm or corporation designated by Mortgagee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude Mortgagor, and Mortgagor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that Mortgagor shall be at the time entitled and in his place and stead. Mortgagee, or any person, firm or corporation designated by Mortgagee, may operate the same without any liability to Mortgagor, its successors or assigns in connection with such operations, except for its gross negligence or willful misconduct in the operation of the Mortgaged Property, and Mortgagee or any person, firm or corporation designated by Mortgagee, shall have the right and power, but shall not be obligated, to collect, receive and issue a receipt for all Revenues, Proceeds or Inventory produced and sold from the Mortgaged Property, to make repairs, purchase machinery and equipment, conduit and power, to enter work over operations, make repairs Alterations and improvements, and to exercise every power, right and privilege of Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development have been paid and the Indebtedness paid and the Obligations performed, the Mortgaged Property shall, if there has been no sale or foreclosure, be returned to Mortgagor.

                  14 Confession of Judgment; Waivers; Executory Process. Mortgagor does hereby confess judgment for the full amount of the Indebtedness, and does hereby agree that in the event the Indebtedness is not punctually paid at maturity, or upon the occurrence of an Event of Default it shall be lawful for and Mortgagor does hereby authorize the Mortgagee, without making a demand or putting Mortgagor in default, demand for payment pursuant to Article 2639 of the Louisiana Code of Civil Procedure and of putting in default being expressly waived, to cause all and singular of the Mortgaged Property to be seized and sold under executory process or any other legal process at the option of Mortgagee. Mortgagor further waives to the fullest extent permitted by law: (a) the benefit of appraisement provided for in Louisiana Code of Civil Procedure articles 2332, 2336, 2723, and 2724, and all other laws conferring the same;
(b) the demand and three days delay provided for in Louisiana Code of Civil Procedure articles 2639 and 2721; (c) the notice of seizure provided for in Louisiana Code of Civil Procedure articles 2293 and 2721; (d) the three days delay provided for in Louisiana Code of Civil Procedures articles 2331 and 2722; and (e) the other benefits provided in Louisiana Code of Civil Procedure articles 2331, 2722 and 2723. Mortgagor hereby further agrees that in the event any proceedings are taken under this Mortgage by way of executory process or otherwise, any and all declarations of fact made by authentic act before a Notary Public and in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process.

                  15 Limitation on Mortgagee's Obligation to Exercise Remedies. Notwithstanding the foregoing, Mortgagee shall have (i) no obligation to exercise any right or remedy hereunder except as required pursuant to the terms of the Loan Agreement and (ii) the right, in its sole and absolute discretion, to elect not to exercise any right or remedy hereunder pursuant to which Mortgagee shall acquire title to all or any portion of the Mortgaged Property, as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, the Mortgaged Property, if, as a result of any such action, Mortgagee could be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, or any applicable comparable federal, state or local law, and the regulations promulgated thereunder or a "potentially responsible party" or similar such term as defined thereunder, or if the Mortgaged Property or any portion thereof is in violation of any Environmental Law or any order or directive of any Governmental Authority, whether as a result of contamination or non-compliance with Environmental Laws or otherwise.

                                  ARTICLE VIII
                               Security Agreement

                  Without limiting any of the provisions of this Mortgage, to secure payment of the Indebtedness and the performance of the Obligations, Mortgagor, as Debtor (referred to in this Article VIII as "Debtor"), hereby expressly GRANTS, ASSIGNS, PLEDGES, TRANSFERS and SETS OVER unto Mortgagee, as Secured Party (referred to in this Article VIII as "Secured Party"), a lien upon and a continuing security interest in all the Mortgaged Property, together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, fruits, revenues, amendments and accessions of, to and for the Mortgaged Property, insofar as such property consists of equipment, contract agreements comprising a part of or which are used in connection with the Property or the operation, use, repair or maintenance thereof (including, without limitation, the Material Contracts), Permits, the Plans, Hydrocarbons, helium and/or other minerals, Fixtures and any and all other personal property of any kind or character (including both those now and those hereafter existing) excluding, however, the Company UCC Collateral, and all proceeds of any and all of the foregoing collateral including, without limitation, proceeds that constitute property of the types described in the foregoing collateral and, to the extent not otherwise included, cash, to the full extent that such property may be subject to the Relevant UCC of the state or states where such property is located (said Mortgaged Property, fixtures, contract rights, general intangibles, Hydrocarbons, helium and/or other minerals, and equipment, together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for the foregoing property, being hereinafter collectively referred to as the "Mortgage Collateral" for the purposes of this Article VIII). The lien and security interest created by this Mortgage attaches upon the execution and delivery hereof. Debtor covenants and agrees with Secured Party that:

                           (a) In addition to and cumulative of any other
remedies granted in this Mortgage to Secured Party, Secured Party may, upon the occurrence of an Event of Default, proceed under the Relevant UCC as to all or any part of the Mortgage Collateral and shall have and may exercise with respect to the Mortgage Collateral all the rights, remedies and powers of a secured party after default under the Relevant UCC, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the Mortgage Collateral and any part or parts thereof in any manner authorized or permitted under the Relevant UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees, charges and disbursements and legal expenses thereby incurred by Secured Party, and toward payment of the Indebtedness in such order or manner as Secured Party may elect.

                           (b) Upon the occurrence of any Event of Default,
Secured Party shall have the right (without limitation) to take possession of the Mortgage Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Mortgage Collateral for sale, lease or other use or disposition as herein authorized.

                           (c) To the maximum extent permitted by law, Debtor
expressly waives any notice of sale or other disposition of the Mortgage Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Mortgage Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is mailed, postage prepaid, to Debtor at least ten (10) business days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Such notice, in case of a public sale or disposition, shall state the time and place fixed for such sale or disposition and, in case of a private sale or disposition, shall state the date after which such sale or disposition is to be made.

                           (d) Any public sale of the Mortgage Collateral shall
be held at such time or times within ordinary business hours at such places as Secured Party may fix in the notice of such sale. At any such sale, the Mortgage Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine.

                           (e) Secured Party shall not be obligated to make any
sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same shall be so adjourned.

                           (f) In case of any sale of all or any part of the
Mortgage Collateral on credit or for future delivery, the Mortgage Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Mortgage Collateral so sold and, in case of any such failure, such Mortgage Collateral may again be sold upon like notice.

                           (g) Upon the occurrence of an Event of Default,
Secured Party is expressly granted the right, at its option, to transfer at any time to itself or to its nominee the Mortgage Collateral, or any part thereof and to hold the same as security for the Indebtedness, and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to apply the same toward payment of the Indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshalling of assets of Debtor, including any such right with respect to the Mortgage Collateral, are hereby waived.

                           (h) All recitals in any instrument of assignment or
any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Mortgage Collateral or any part thereof hereunder shall be full proof of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

                           (i) Upon the occurrence of an Event of Default,
Secured Party may require Debtor to assemble the Mortgage Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Mortgage Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys' fees, legal expenses and costs, shall be added to the Indebtedness.

                           (j) Should Secured Party elect to exercise its
rights under the Relevant UCC as to part of the Mortgage Collateral, this election shall not preclude Secured Party or Mortgagee from exercising the rights and remedies granted by the preceding paragraphs of this instrument as to the remaining Mortgage Collateral.

                           (k) Secured Party may, at its election, at any time
after delivery of this Mortgage, sign one or more photocopies hereof in order that such photocopies may be used as a financing statement under the Relevant UCC. Such signature by Secured Party may be placed between the last sentence of this instrument and Exhibit "A" attached hereto. Secured Party's signature is not necessary to the effectiveness hereof as a mortgage, assignment, pledge or security agreement.

                           (l) So long as any amount remains unpaid on the
Indebtedness, Debtor shall not execute nor file in any public office any financing statement or statements affecting the Mortgage Collateral other than financing statements in favor of Secured Party hereunder, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

                           (m) Secured Party is authorized to file, in any
jurisdiction where Secured Party deems it necessary, a financing or continuation statement or statements, and at the request of Secured Party, Debtor shall join Secured Party in executing one or more financing statements pursuant to the Relevant UCC in form satisfactory to Secured Party, and will pay the cost of filing or recording this Mortgage or any other instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument as may be necessary or reasonably desirable, or as Secured Party may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby. The addresses of Debtor and Secured Party are those addresses set forth for Mortgagor and Mortgagee, respectively, on the face page of this Mortgage.

                           (n) Without in any manner limiting the generality of
any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Lands; (ii) the security interests created hereby under applicable provisions of the Relevant UCC of one or more of the jurisdictions in which the Mortgaged Property is situated will attach to Hydrocarbons or the accounts resulting from the sale thereof at the wellhead or minehead located on the Lands; and (iii) this instrument is to be filed of record in the real estate records as a financing statement.

                           (o) Debtor hereby irrevocably designates and
appoints Secured Party as its attorney-in-fact, with full power of substitution, for the purposes of carrying out the provisions of this Mortgage and taking any action and executing any instrument that Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is effective without further action of Mortgagor or Mortgagee upon the occurrence of an Event of Default (but the determination of an Event of Default by Secured Party shall as to all parties for the purposes hereof be conclusive as to the occurrence of an Event of Default) and is irrevocable and coupled with an interest.

                           (p) Without limiting the generality of the
foregoing, Debtor hereby irrevocably authorizes and empowers Secured Party, upon the occurrence of an Event of Default, at the expense of Debtor, at any time and from time to time to (a) ask, demand, receive, receipt, give acquittance for, settle and compromise any and all monies which may be or become due or payable or remain unpaid at any time or times to Debtor under or with respect to the Mortgage Collateral; (b) endorse any drafts, checks, orders or other instruments for the payment of money payable to Debtor on account of the Mortgage Collateral (including any such draft, check, order or instrument issued by an insurance company payable jointly to Debtor and Secured Party); and (c) in the discretion of Secured Party, settle, compromise, prosecute or defend any action, claim or proceeding, or take any other action, all either in its own name or in the name of Debtor or otherwise, which Secured Party may deem to be necessary or advisable for the purpose of exercising and enforcing its powers and rights under this Mortgage or in furtherance of the purposes hereof, including any action which by the terms of this Mortgage is to be taken by Debtor. Nothing in this Mortgage shall be construed as requiring or obligating Secured Party to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice, or to take any action with respect to any of the Mortgage Collateral or the amounts due or to become due under any thereof, or to collect or enforce the payment of any amounts assigned to it or to which it may otherwise be entitled hereunder at any time or times.

                           (q) Secured Party shall incur no liability as a
result of the sale of Mortgage Collateral, or any part thereof, at any private sale. Debtor hereby waives, to the extent permitted by applicable law, any claims against Secured Party arising by reason of the fact that the price at which the Mortgage Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Indebtedness, even if Secured Party accepts the first offer received and does not offer such Mortgage Collateral to more than one offeree.

                           (r) Without precluding any other methods of sale,
Debtor acknowledges that the sale of the Mortgage Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property. Secured Party shall not be liable for any depreciation in the value of the Mortgage Collateral.

                                   ARTICLE IX
                                 Miscellaneous

                  1 Advances by Mortgagee. Each and every Obligation herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor shall fail to perform or keep any of the Obligations of whatsoever kind or nature contained in this Mortgage, then, if such failure is not remedied by Mortgagor within thirty (30) days following notice thereof by Mortgagee, Mortgagee or any receiver appointed hereunder may, but shall not be obligated to, make advances to perform the same in Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums upon demand plus interest at an annual rate equal to the Default Rate; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate. No such advance shall be deemed to relieve Mortgagor from any default hereunder; all such advances are secured by this Mortgage.

                  2 Defense of Claims. Mortgagor shall notify Mortgagee, in writing, promptly of the commencement of any legal proceedings affecting the lien hereof or the Mortgaged Property, or any part thereof, and shall take such action as may be necessary to preserve Mortgagor's and Mortgagee's rights affected thereby, and should Mortgagor fail or refuse to take any such action, Mortgagee may, upon giving prior written notice thereof to Mortgagor, take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense.

Moreover, Mortgagee may take such independent action in connection therewith as it may in its discretion deem proper, Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at the Default Rate will, on demand, be reimbursed to Mortgagee or any receiver appointed hereunder; provided, however, that in no event shall such interest rate ever exceed the Highest Lawful Rate.

                  3 Survival of Covenants and Liens. All of the covenants and agreements of Mortgagor set forth herein shall survive the execution and delivery of this Mortgage and shall continue in force until the Indebtedness is paid in full. If Mortgagor shall perform faithfully each and all of the covenants and agreements herein contained, or if the Notes are defeased in accordance with the Loan Agreement and no Event of Default then exists hereunder, then, and then only, this Mortgage shall become null and void and shall be released in due form, upon Mortgagor's written request and at Mortgagor's expense; otherwise, it shall remain in full force and effect. No release of this Mortgage or the lien hereof shall be valid unless executed by Mortgagee. The indemnifications contained herein shall survive the execution and delivery of this Mortgage and shall continue in full force and effect, notwithstanding the release of this Mortgage, for the maximum period permitted by the applicable and relevant statute of limitations.

                  4 Renewals and Other Security. Renewals and extensions of the Indebtedness or the Obligations may be given at any time, and Mortgagee may take or may now hold other security for the Indebtedness and/or the Obligations without notice to or consent of Mortgagor. Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a perfected lien upon the Mortgaged Property not expressly released until the Indebtedness is fully paid and the Obligations are fully performed.

                  5 Mortgage an Assignment, Etc. This Mortgage shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, hypothecation, contract, deed of trust, mortgage, conveyance, financing statement, mineral interest filing, fixture filing, real estate mortgage, pledge or security agreement, and from time to time as any one or more thereof.

                  6 No Usury Intended. It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary contained herein, in the Note or any other Loan Document, in no event shall this Mortgage, the Note, or other Loan Documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with this Mortgage, the Notes or any other Loan Document, or in any communication by Mortgagee or any other person to Mortgagor or any other person, or in the event all or part of the Indebtedness shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Mortgage, the Notes or any other Loan Document, shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this
Section 9.6 shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this Section 9.6 shall be credited in the first instance against the then unpaid principal balance hereof with the excess thereof, if any, refunded to Mortgagor, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Indebtedness, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this Section 9.6 shall be deemed to be incorporated in every Loan Document. The term "applicable usury laws" shall mean such laws of the states of Louisiana, New York or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

                  7 Separability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Mortgagee in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

                  8 Rights Cumulative. Each and every right, power and remedy herein given to Mortgagee shall be cumulative and not exclusive, and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

                  9 Binding Effect. This Mortgage is binding upon Mortgagor and Mortgagor's successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns, and the provisions hereof shall likewise constitute covenants running with the Real Property and the Easements.

                  10 Article and Section Headings. The article and section headings in this Mortgage are inserted for convenience and shall not be considered a part of this Mortgage or used in its interpretation.

                  11 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical.

                  12 Notices. Any notices or other communications to Mortgagor required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested and addressed to Mortgagor at the applicable address shown on page one of this Mortgage or to such different address as Mortgagor shall have designated by written notice received by Mortgagee.

                  13 Amendments, Modifications and Waivers, Etc. This Mortgage may be amended, modified, revised, discharged, released or terminated only by a written instrument or instruments executed by Mortgagor and Mortgagee. Any alleged amendment, revision, discharge, release or termination which is not so documented shall not be effective as to any party. No waiver of any provision of this Mortgage nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  14 Survival of Agreements. All representations and warranties of Mortgagor herein and all covenants and agreements herein not fully and finally performed before the effective date or dates of this Mortgage shall survive such date or dates. All covenants and obligations in this Mortgage are intended by the parties to be, and shall be construed as, covenants running with the Real Property.

                  15 Governing Law. This Mortgage shall be construed in accordance with, and this Mortgage and the transactions described herein shall be governed by, the laws of the State of New York as to all issues, including (without limitation) issues of validity, interpretation, effect, performance and remedies, except to the extent that the validity and perfection of the security interest hereunder, or remedies hereunder, in respect of any portion of the Mortgaged Property or the Mortgage Collateral is governed by the laws of a jurisdiction other than the State of New York and except that the laws of the State of Louisiana shall govern the validity and perfection of the security interest of Mortgagee in the Mortgaged Property and the Mortgage Collateral located in the State of Louisiana, including, without limitation, Fixtures, Easements and Leases.

                  16 Date. This Mortgage has been executed on the date set forth below; nevertheless, for convenience purposes this Mortgage may be referred to as dated as of June 13, 1997.

                  IN WITNESS WHEREOF, Mortgagor has executed or caused to be executed this Mortgage, Security Agreement, Assignment of Leases and Rents and Financing Statement as of the 12th day of June, 1997, in the presence of the undersigned Notary Public and the undersigned competent witnesses, who hereunto sign their names with Mortgagor after reading of the whole.

WITNESSES:                                  MORTGAGOR:

                                            TRANSAMERICAN REFINING CORPORATION,
------------------------                    a Texas corporation
Print Name:


                                            By:
                                               --------------------------------
                                               Name:
------------------------                       Title:
Print Name:


                                ---------------------
                                    Notary Public

                                  Exhibit "A"

                               LEGAL DESCRIPTION

                                 [See Attached]

                                  Exhibit "B"

                                   EASEMENTS


                                 [See Attached]

                                  Exhibit "C"

                                     LEASES


                                 [See Attached]

                                  Exhibit "D"

                                    CONSENTS


                                 [See Attached]

                                  Exhibit "E"

                              DATEDOWN ENDORSEMENT


                                 [See Attached]

                                  Exhibit "F"


                                PROPERTY LEASES


                                 [See Attached]